Exhibit 10.1
EXECUTION VERSION

LOAN AGREEMENT
dated as of September 26, 2025 among
SUN COUNTRY, INC. (D/B/A SUN COUNTRY AIRLINES), as Borrower,
UMB BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Administrative Agent,
UMB BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Mortgagee,
and
THE LENDERS
from time to time party hereto

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Page
ARTICLE I THE LOANS    1
Section 1.1    The Loans    1
Section 1.2    Making the Loans    4
Section 1.3    Payments and Computations    5
Section 1.4    Special Provisions Governing the Loans    6
Section 1.5    Sharing of Payments, Etc    6
Section 1.6    Obligation of Lenders to Mitigate    6
Section 1.7    Required Prepayment    7
Section 1.8    Arrangement Fee    7
ARTICLE II INTEREST    7
Section 2.1    Rate of Interest    7
Section 2.2    Interest Payments    7
Section 2.3    Default Rate    7
Section 2.4    Computation of Interest    7
ARTICLE III REPRESENTATIONS AND WARRANTIES    7
Section 3.1    Representations and Warranties    7
ARTICLE IV COVENANTS    10
Section 4.1    Covenants of the Borrower    10
ARTICLE V CERTAIN INCREASED COSTS    13
Section 5.1    Increased Costs    13
Section 5.2    Capital Adequacy.    15
Section 5.3    Withholding of Taxes.    15
Section 5.4    Stamp Taxes    18
Section 5.5    General Indemnity    18
ARTICLE VI CONDITIONS PRECEDENT    23
Section 6.1    Conditions to the Closing Date    23
Section 6.2    Conditions to the Delayed Draw Funding Date.    26
Section 6.3. Condition Subsequent.    27
ARTICLE VII EVENTS OF DEFAULT    28
Section 7.1    Events of Default    28
Section 7.2    Rescission of Acceleration    30

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(continued)
ARTICLE VIII THE AGENTS    30
Section 8.1    Appointment and Authorization    30
Section 8.2    Delegation of Duties    31
Section 8.3    Exculpatory Provisions    31
Section 8.4    Reliance by Agents    31
Section 8.5    Notice of Defaults    31
Section 8.6    Non-Reliance on Agents and Other Lenders; Lender Representations    32
Section 8.7    Agents and Affiliates    32
Section 8.8    Indemnification    32
Section 8.9    Successor Administrative Agent    32
Section 8.10    Mortgage    33
Section 8.11    Miscellaneous    33
ARTICLE IX MISCELLANEOUS    34
Section 9.1    Amendments    34
Section 9.2    Notices    35
Section 9.3    Costs and Expenses    35
Section 9.4    Certain Agreements of the Agents    35
Section 9.5    Entire Agreement    35
Section 9.6    Cumulative Rights and Severability    35
Section 9.7    Waivers    36
Section 9.8    Successors and Assigns; Participations; Assignments    36
Section 9.9    Confidentiality    37
Section 9.10    Counterparts    38
Section 9.11    Governing Law; Submission to Jurisdiction; Venue    38
Section 9.12    Waiver of Trial by Jury    39
Section 9.13    Registrations with the International Registry    39
Section 9.14    USA Patriot Act    39
Section 9.15    Consequential Damages    39
Section 9.16    Right of Setoff    39
Section 9.17    Compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions    40

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(continued)

Schedule I	Definitions
Schedule II	Aircraft; Leases
Schedule III	Restricted Investors
Exhibit A	Loan Amortization
Exhibit B-1	Form of Notice of Borrowing
Exhibit B-2	Form of Notice of Delayed Drawdown
Exhibit C	Form of Transfer Supplement
Exhibit D-1	Form of U.S. Certificate re Non-Bank Status (for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-2	Form of U.S. Certificate re Non-Bank Status (for Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-3	Form of U.S. Certificate re Non-Bank Status (for Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-4	Form of U.S. Certificate re Non-Bank Status (for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E	Form of Mortgage

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LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of September 26, 2025 (this “Agreement”), is among SUN COUNTRY, INC (d/b/a Sun Country Airlines) (the “Borrower”), UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Administrative Agent (the “Administrative Agent”), UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as security trustee, as the Mortgagee (the “Mortgagee”), and the Lenders from time to time party hereto (the “Lenders”). Certain capitalized terms used herein are defined, and certain rules of construction are specified, in Schedule I or in the Security Agreement, as the case may be.
BACKGROUND
l.    The Lenders have agreed to make loans to the Borrower to be secured by a Lien on five aircraft owned by the Borrower.
2.    In connection with such loans, the parties hereto wish to enter into certain related understandings, as set forth herein.
The parties hereto agree as follows:
Article I

THE LOANS
Section 1.1The Loans.
(a)Commitments. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to advance to the Borrower its Commitment Share for each Aircraft, on a per Aircraft basis, and upon advancement of all such Commitment Shares, the aggregate original principal amount of the Loans (including any Delayed Draw Loans) shall be not more than $108,000,000.00 (the “Maximum Loan Amount”). The undrawn Commitment Shares of each Lender shall terminate at 5:30 p.m. (New York time) on the Commitment Termination Date. Once repaid, the Loans (or any portion thereof) may not be reborrowed. The Loans shall be allocated to the Aircraft pro rata such that the Loan related to an Aircraft shall not be in excess of the Maximum Aircraft Loan Amount for such Aircraft.
(b)Amortization. Each Loan shall amortize quarterly on each Payment Date in accordance with the amortization schedule for such Loan set forth on Exhibit A to this Agreement; provided that, in respect of the Loans related to each Oman Aircraft, in the event that (i) the related Oman Lease either (x) expires on its scheduled expiration date (or any extension of such scheduled expiration date) or (y) is terminated by the Borrower prior to such scheduled expiration date and (ii) the Borrower takes possession of such Oman Aircraft following such expiration or termination of such Oman Lease (a “Post-Lease Possession”), then, notwithstanding anything to the contrary in the amortization schedule for the applicable Loan, on the first two Payment Dates for such Loan following such Post-Lease Possession, no principal amount payable in respect of such Loan shall be due on such Payment Dates. Each Initial Loan shall amortize quarterly on each Payment Date in accordance with the amortization schedule for such Loan set forth on Exhibit A to this Agreement. To the extent the Delayed Draw Loans are funded in accordance with the terms and conditions set forth in this Agreement, following the submission of a Notice of Delayed Drawdown by the Borrower, the Initial Lender shall prepare,

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in consultation with the Borrower, an updated amortization schedule for each Loan incorporating both the Initial Loan and the Delayed Draw Loan, in each case in respect of such Loan, on the same basis and utilizing the same rate of interest as that reflected in the amortization schedule for such Initial Loan and such updated amortization schedule shall be the amortization schedule for such Loan for all purposes of this Agreement. Following the Delayed Draw Funding Date, each Loan shall amortize quarterly on each Payment Date in accordance with such updated amortization schedule.
(c)Optional Prepayment. The Borrower may elect to prepay the Loans or a Loan in respect of an Aircraft at any time on at least five (5) Business Days’ irrevocable prior written notice to the Administrative Agent (a “Prepayment Notice”), in whole or in a part (but if in part, in an amount at least equal to $10,000,000.00 in the aggregate across all of the Loans being prepaid), together with accrued interest on the principal amount of the Loans prepaid to the date of such prepayment, plus Premium, if any. Any such Prepayment Notice for prepayment in part shall identify the amount of such prepayment. The Administrative Agent will promptly send the Lenders copies of any Prepayment Notice. Any prepayment of the Loans in part shall reduce the Borrower’s obligations under Section 1.1(b) with respect to the Loans in the inverse order of maturity. If prepayment of the Loans is not made in the principal amount and on the date specified in a Prepayment Notice given by the Borrower, the Borrower shall pay to each Lender additional interest, accrued for the remainder of the then-current Interest Period from and including such scheduled prepayment date.
(d)Mandatory Prepayment.
(i)If an Event of Loss with respect to any Aircraft occurs, and the Borrower elects or is required to prepay the relevant Loan, the Borrower shall prepay, in accordance with Section 3.05(a) of the Mortgage the outstanding principal amount of the Loan related to such Aircraft with accrued interest thereon, but without premium or penalty; provided that the Borrower shall give the Administrative Agent notice of any such prepayment as provided in Section 1.1(c) (and, on the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder). The Borrower may elect to deposit the Loss Proceeds in the Administrative Agent’s Account for application to the relevant Loan on the immediately subsequent Payment Date.
(ii)If a Disposition of any Aircraft occurs, the Borrower shall prepay the outstanding principal amount of the Loan related to such Aircraft with accrued interest thereon, but without premium or penalty (other than the Premium, if applicable), either, at the election of the Borrower, concurrently with such Disposition or by depositing the gross sales proceeds in respect of such Disposition and if applicable, the Premium in the Administrative Agent’s Account for application to the relevant Loan on the immediately subsequent Payment Date; provided that the Borrower shall give the Administrative Agent notice of any such prepayment as provided in Section 1.1(c) (and, on the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder).
(iii)If, with respect to any Oman Aircraft, (x) the Borrower has terminated the Oman Lease related to such Oman Aircraft prior to the scheduled expiration date of such Oman Lease and (y) within 90 days of the date of the early termination of such Oman Lease (the “Longstop Date”), the Borrower does not have possession of such Oman Aircraft, the Borrower shall prepay the outstanding principal amount of the Loan related to such Oman Aircraft with accrued interest thereon, without premium or penalty, within three (3) Business Days of the Longstop Date.

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(iv)If an LTV Prepayment Event occurs, the Borrower shall, on or before the next Payment Date, immediately partially prepay the Loans, and any accrued interest thereon but without any premium, in an amount sufficient such that such LTV Prepayment Event is no longer continuing, with such amount applied in the inverse order of maturity pro rata to the principal amount of all Loans.
(v)After giving effect to (A) any prepayment of the Loan allocated to any Aircraft (the “Subject Aircraft”) in full pursuant to Section 1.1(c) or Section 1.1(d)(i)-(iii) (for the purposes of this Section 1.1(d)(v), the “Subject Prepayment”) and (B) as a result of the Subject Prepayment, the release of the Lien of the Mortgage in respect of the Subject Aircraft pursuant to Section 9.01 thereof, the Borrower shall prepay in part the Loans allocated to the remaining Aircraft (to be applied pro rata to the outstanding Loans allocated to such remaining Aircraft in the inverse order of maturity) in an aggregate amount equal to 5% of the originally scheduled principal amount of the Loan in respect of the Subject Aircraft (disregarding any prior partial prepayment, Supplemental Prepayment or prepayment under Section 1.1(d)(iv) in respect of such Loan) (such additional payment, the “Supplemental Prepayment”). No Premium shall be payable in connection with any Supplemental Prepayment.
(vi)    If the Delayed Draw Funding Date does not occur on or prior to December 19, 2025, the Borrower shall, on or before the date falling three (3) Business Days after December 19, 2025, immediately prepay the outstanding principal amount of the Loans in full, together with the Premium, any accrued interest thereon and any other Secured Obligations outstanding on such date (but without premium or penalty other than the Premium).
(e)Pro Rata Treatment. Except to the extent otherwise provided herein, (i) the borrowing of the Loans from the Lenders under Section 1.2 shall be made from the Lenders pro rata according to the amounts of their respective Commitment Shares; (ii) each payment or prepayment of principal of the Loans shall be made for account of the Lenders pro rata in accordance with their respective Ratable Shares; and (iii) each payment of interest on the Loans shall be made for account of the Lenders pro rata in accordance with the amounts of interest on the Loans then due and payable to the Lenders.
(f)Effect of Prepayment. Amounts prepaid under clause (c) or (d) above shall not be subject to further drawdown hereunder.
(g)Applications; Other Amounts. All prepayments under this Section 1.1 shall be applied pro rata to repayment of the Loans allocable to the related Aircraft and, if applicable under this Section 1.1, shall reduce the scheduled amortization payments for the Loans in respect of such Aircraft on a pro rata basis and an updated amortization schedule for each Loan shall be prepared by the Lenders in consultation with the Borrower and the Administrative Agent promptly following the relevant prepayment (such schedule as so prepared being conclusive absent manifest error and provided to the Borrower and each of the Lenders).
Section 1.2Making the Loans.
(a)In connection with the Closing, the Borrower shall deliver a Notice of Borrowing to the Mortgagee, the Administrative Agent and each Lender not later than 12:00 p.m. (New York City time) one (1) Business Day (or such fewer number of days as agreed between the Borrower and the Lenders) prior to the scheduled Closing Date. The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Notice of Borrowing shall specify (i) the

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scheduled Closing Date (which shall be on or prior to the Commitment Termination Date), (ii) the aggregate amount of the Loans requested by the Borrower and (iii) the Aircraft expected to secure the Loans. Before 11:00 a.m. (New York City time) on the scheduled Closing Date, each Lender shall make available for the account of its Lending Office to the Administrative Agent’s Account, in same day funds, such Lender’s Commitment Share for the Loans requested. After the Administrative Agent’s receipt of such funds and upon fulfillment or waiver of the applicable conditions set forth in Article VI as determined by the Administrative Agent acting at the direction of the Lenders, the Administrative Agent shall transfer such funds to such bank account as shall have been designated by Borrower to the Administrative Agent prior to the Closing.
(b)If for any reason the Closing is not consummated on the Closing Date scheduled therefor, the Borrower may, by telephone notice to the Administrative Agent given by 5:00 p.m., New York City time (such telephone notice to be promptly confirmed in writing by personal delivery or email) on the scheduled Closing Date, designate a delayed Closing Date for the Closing (which may include successive delayed Closing Dates) not later than the third Business Day following the scheduled Closing Date (the “Cutoff Date”), in which case the Administrative Agent shall hold the funds provided by the Lenders until the delayed Closing Date or the Cutoff Date, whichever first occurs. If the Closing fails to occur on or before the applicable Cutoff Date (or any earlier scheduled Closing Date if the Borrower shall have failed to specify a delayed Closing Date on such earlier date pursuant to this Section), the Administrative Agent shall promptly return to the Lenders the amounts funded by them, and the Borrower shall pay to the Lenders upon demand interest from and including the initial scheduled Closing Date to but excluding the date on which such funds are returned by 11:00 a.m. (New York City time) (or, if returned after such time on such date, to but excluding the next Business Day), at a rate per annum equal to the rate that would have been applicable thereto had the Closing occurred on the initial scheduled Closing Date. If funds are returned to the Lenders pursuant to this Section, the Borrower may schedule a new Closing Date by giving a new Notice of Borrowing pursuant to Section 1.2(a). If the Borrower has designated a delayed Closing Date pursuant to this Section and the Closing occurs on such delayed Closing Date, the initial Interest Period for the Loan shall be deemed to have commenced on the date that funds were originally provided by the Lenders to the Administrative Agent to make the Loans. If any Lender shall fail to fund its Commitment Share in respect of the requested Loans, the Borrower shall not be obligated to borrow any portion of the Loans.
(c)The Notice of Borrowing delivered prior to the Closing Date shall specify an initial aggregate amount of the Loans not less than $54,000,000.00 and no greater than the Maximum Loan Amount (such amount, the “Initial Loan Amount”).
(d)If the Borrower elects not to draw the Maximum Loan Amount on the Closing Date, the Borrower shall be entitled to draw additional loans in respect of the Aircraft, on a per Aircraft basis, in the amount equal to the difference between (i) the Maximum Loan Amount and (ii) the Initial Loan Amount (such amount being the “Delayed Draw Loans”), and such Delayed Draw Loans shall be allocated to the Aircraft pro rata based on the Maximum Aircraft Loan Amount for each Aircraft. In order to draw the Delayed Draw Loans, the Borrower shall deliver a Notice of Delayed Drawdown to the Mortgagee, the Administrative Agent and each Lender not later than 12:00 p.m. (New York City time) four (4) Business Days prior to a date on or prior to December 19, 2025 (such date, the “Delayed Draw Funding Date”) specifying an aggregate principal amount of the Delayed Draw Loans. The Notice of Delayed Drawdown shall be irrevocable and binding on the Borrower. The Notice of Delayed Drawdown shall specify (i) the scheduled Delayed Draw Funding Date and (ii) the aggregate amount of the Delayed Draw Loans. Before 11:00 a.m. (New York City time) on the scheduled Delayed Draw Funding Date, each Lender shall make available for the account of its Lending Office to the Administrative Agent’s Account, in same day funds, such Lender’s Commitment Share for the Delayed Draw Loans requested. After the Administrative Agent’s receipt of such funds and upon

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fulfillment or waiver of the applicable conditions for the Delayed Draw Funding Date set forth in Article VI as determined by the Administrative Agent acting at the direction of the Lenders, the Administrative Agent shall transfer such funds to such bank account as shall have been designated by Borrower to the Administrative Agent prior to the Delayed Draw Funding Date. Upon the funding of the Delayed Draw Loans in accordance with this Section 1.2(d), each Delayed Draw Loan for an Aircraft shall constitute part of the “Loan” in respect of such Aircraft.
Section 1.3Payments and Computations.
(a)The Borrower shall make each payment hereunder not later than 12:00 p.m. (New York City time) on the day when due in Dollars to the Administrative Agent’s Account in immediately available funds. The Administrative Agent will promptly thereafter but in no event later than 2:00 p.m. (New York City time) on the date such funds are received by the Administrative Agent from the Borrower cause to be distributed like funds to the Lenders for the account of their respective Lending Offices, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of any Transfer Supplement , from and after the effective date specified in such Transfer Supplement, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder.
(b)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, and in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension; provided, however, that, if such extension would cause payment of interest on or principal of the Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for such shortened period.
Section 1.4Special Provisions Governing the Loans. Notwithstanding any other provision of this Agreement to the contrary, in the event that on any date the making, maintaining or continuation by any Lender of its Loans has become unlawful as a result of compliance by such Lender in good faith with any change that becomes effective after the Closing Date in any law, treaty, governmental rule, regulation, guideline or order (whether or not having the force of law) (an “Illegality Event”), then, and in any such event, such Lender shall be an “Affected Lender” and it shall promptly so notify (by email or by telephone confirmed in writing) the Borrower and the Mortgagee (which notice the Mortgagee shall promptly transmit to each other Lender). Thereafter the Borrower and the Affected Lender shall negotiate in good faith for a period of 30 days in an effort to mitigate such Illegality Event. If, after such mitigation period, such Illegality Event cannot be resolved and if requested by the Affected Lender, the Affected Lender’s obligation to maintain its outstanding Loans shall be suspended until the notice given by the Affected Lender in accordance with the previous sentence shall be withdrawn by the Affected Lender and the Borrower shall prepay in full the Affected Loans of such Affected Lender, together with accrued interest thereon at the Affected Lender’s cost of funds (which shall be a rate certified in writing by such Affected Lender and that fairly and adequately reflects the cost to the Affected Lender of obtaining the funds necessary to maintain its Affected Loans for the relevant Interest Period plus the Applicable Spread). Nothing in this Section 1.4(a) shall affect the obligation of any Lender other than an Affected Lender to make or maintain its Loan in accordance with the terms of this Agreement.
Section 1.5Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it in excess of its proportionate share of payments on account of the Obligations, such Lender shall forthwith purchase from the other Lenders such participation in the applicable Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each

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Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s proportionate share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 1.5 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
Section 1.6Obligation of Lenders to Mitigate. Each Lender agrees that, as promptly as practicable after such Lender has Actual Knowledge of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 5.1, 5.2 or 5.3, it will, to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, fund or maintain its Loans through another Lending Office of such Lender or (ii) to take such other reasonable measures, if, in the reasonable judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 5.1, 5.2 or 5.3 and (B) would not subject such Lender to any unreimbursed cost or expense and would not be materially disadvantageous to such Lender.
Section 1.7Required Prepayment. In addition, in the event the Borrower is required under the provisions of Section 5.1, 5.2 or 5.3 to make payments to any Lender, the Borrower shall have the right exercisable upon ten (10) Business Days’ prior notice to such Lender through the Mortgagee, to prepay in full the principal amount of the Loans held by such Lender, together with accrued interest thereon to the date of prepayment (but without any Premium), and all other amounts payable to such Lender under this Agreement (including Sections 5.1, 5.2 and 5.3) and the other Transaction Documents.
Section 1.8Arrangement Fee. On the Closing Date, the Borrower shall pay to the Initial Lender the Arrangement Fee in accordance with the terms and conditions of the relevant Fee Letter.
Article II

INTEREST
Section 2.1Rate of Interest. Each Loan shall bear interest on the unpaid principal amount thereof for each Interest Period until the Loan is repaid in full at a rate equal to the Interest Rate.
Section 2.2Interest Payments. Interest on the Loans shall be payable in arrears on the last day of each Interest Period, upon any prepayment of the Loans (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).
Section 2.3Default Rate. Notwithstanding Section 2.1, the Borrower shall pay the Administrative Agent for account of the Lenders, on demand interest on any principal, interest or other amount not paid hereunder or under any other Transaction Document when due at a rate per annum that is 2.00% in excess of the Interest Rate otherwise payable under this Agreement (the “Default Rate”).
Section 2.4Computation of Interest. Interest on the Loans (and all other amounts on which it may accrue hereunder or under any other Transaction Document) shall be computed on the basis of a 360-day year of twelve 30-day months.

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Article III

REPRESENTATIONS AND WARRANTIES
Section 3.1Representations and Warranties. The Borrower represents and warrants to each Agent and Lender that:
(a)Organization; Powers. The Borrower was duly incorporated and is validly existing and in good standing under the laws of the State of Minnesota, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
(b)Authorization; Enforceability. The execution and delivery of the Transaction Documents by the Borrower and the performance by the Borrower of its obligations thereunder are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action of Borrower and do not require any stockholder approval or approval or consent of any trustee or holder of indebtedness or obligations of the Borrower except such as have been duly obtained. This Agreement has been duly executed and delivered by the Borrower and the other Transaction Documents will be duly executed and delivered by the Borrower when required by this Agreement. This Agreement constitutes, and each of the other Transaction Documents when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)No Violation. The execution and delivery by the Borrower of the Transaction Documents and the performance by the Borrower of its obligations thereunder do not and will not (a) violate any provision of the articles of incorporation or the by-laws of the Borrower, (b) violate any law applicable to or binding on the Borrower or (c) violate or constitute any default under obligations under (other than any violation or default that would not materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents), or result in the creation of any Lien (other than as permitted under the Mortgage) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Borrower is party or by which the Borrower or any of its properties is bound.
(d)Governmental Approvals. The execution and delivery by the Borrower of the Transaction Documents and the performance by the Borrower of its obligations thereunder do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, other than the filings, registrations and recordations referred to in Section 3.1(l), filings required under this Agreement, the Mortgage or any other Transaction Document and filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.
(e)No Litigation. There is no litigation, investigation or proceeding pending or, to the best of the Borrower’s knowledge, threatened by or before any Governmental Authority or arbitrator that (either individually or in the aggregate) could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Transaction Documents.

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(f)Financial Statements. The most recent consolidated annual and quarterly financial statements of the Borrower provided to the Administrative Agent and the Lenders present fairly in all material respects the consolidated financial position of the Borrower as of the dates indicated and results of income, changes in stockholders’ equity and cash flows of the Borrower, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied, except as stated therein, on a consistent basis throughout the entire period involved.
(g)No Special Default or Event of Default. No Special Default or Event of Default has occurred and is continuing.
(h)Regulation.
(i)The Borrower is a Citizen of the United States and a Certificated Air Carrier.
(ii)The Borrower holds all licenses, permits and franchises from the appropriate Governmental Authorities necessary to authorize the Borrower to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, where the failure to so hold any such license, permit or franchise would materially and adversely affect the ability of the Borrower to perform its obligations under the Transaction Documents.
(iii)The Borrower is not (A) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended, or (B) a “covered fund” as defined in the rules promulgated under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(i)Use of Proceeds. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations U or X of the Board of Governors of the Federal Reserve System.
(j)Cape Town. The Borrower is a Transacting User Entity; is “situated”, for the purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of each Airframe and Engine. The Bill of Sale for each Aircraft in favor of the Borrower that is dated on or after March 1, 2006 constitutes a “contract of sale” (as defined in the Cape Town Treaty) for the related Airframe and Engines referenced therein. Each Oman Lease for each applicable Aircraft constitutes an International Interest in the relevant Airframe and associated Engines. The Mortgage, as supplemented by the Mortgage Supplement in which each Airframe and Engine is listed, constitutes (i) an International Interest in such Airframe and Engines and (ii) an assignment of “associated rights” in respect of the International Interest in such Airframe and Engines created by the relevant Oman Lease. Each Airframe and Engine are “aircraft objects” (as defined in the Cape Town Treaty); and each of the United States and Oman is a “contracting state” (as defined in the Cape Town Treaty) under the Cape Town Treaty.
(k)Registration and Recordation. Except for (a) the taking of any action under local law and FAA rules in respect of the perfection of the Liens created on the relevant Aircraft and/or the relevant Oman Lease (subject to the terms and conditions of this Agreement), (b) the registration of the International Interest of the Mortgagee in the Airframes and Engines with the International Registry and (c) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals), no further action, including any filing or recording of any document is necessary in order to establish and perfect Mortgagee’s security interest in any

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Collateral as against the Borrower and any other Person, in each case, in any applicable jurisdiction in the United States or the relevant State of Registration.
(l)Location. The location of the Borrower (as such term is used in Section 9-307 of the UCC) is Minnesota. The full and correct legal name and mailing address of the Borrower on the Closing Date are correctly set forth in the signature page hereto.
(m)No Event of Loss. No Event of Loss has occurred with respect to the Aircraft, and, to the Actual Knowledge of the Borrower, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Aircraft.
(n)Section 1110. Upon consummation of the Closing, the Mortgagee will be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Aircraft as provided in the Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor.
(o)Taxes. The Borrower has filed all material Tax returns required to be filed and paid all material Taxes (whether or not shown to be due thereon) except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required in accordance with GAAP. All such Tax returns are true, correct and complete in all material respects.
(p)Ownership of Collateral. The Borrower is the sole owner of (and holds good title to) the Collateral, subject only to Permitted Liens.
Article IV

COVENANTS
Section 4.1Covenants of the Borrower. The Borrower shall comply with the following covenants and agreements:
(a)Financial Statements and Other Information. The Borrower will furnish to the Mortgagee and each Lender:
(i)within 180 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2025, the audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, provided that such balance sheet and statements shall be deemed to be distributed upon the date published on the website of the Borrower and readily publicly accessible on such website;
(ii)within 75 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income and cash flows as of the end of and for such fiscal quarter (in the case of the statement of income) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, provided that such balance sheet and statements shall be deemed to be distributed upon the date published on the website of the Borrower and readily publicly accessible on such website;

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(iii)concurrently with any delivery of financial statements under clause (i) above, a certificate of an officer of the Borrower certifying as to whether the Borrower has Actual Knowledge that an Event of Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto;
(iv)within two (2) Business Days of submitting a Prepayment Notice in connection with an LTV Prepayment Event only (an “LTV Prepayment Notice”), the Borrower will provide to the Administrative Agent and the Lenders, the Appraisals (with the Maintenance Adjustments) for the Aircraft reflecting information no older than 30 days preceding the date of delivery of such LTV Prepayment Notice; and
(v)within twenty (20) days after the end of every calendar year, the Borrower shall provide to Administrative Agent a Technical Status Report on each Aircraft and Engine.
(b)Existence; Conduct of Business. The Borrower shall (a) do or cause to be done all things necessary to preserve and maintain its legal existence and (b) at all times remain a Certificated Air Carrier.
(c)Mergers and Consolidations.
(i)The Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other Person without the prior written consent of all of the Lenders (not to be unreasonably withheld), unless (x)(a) such Person (or subsidiary of such Person) is a Certificated Air Carrier and, after giving effect to such transaction, the Borrower is a Certificated Air Carrier and (b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing or (y)(A) such consolidation, merger, conveyance, transfer or lease shall not adversely affect the right, title and interest of the Borrower in and to the Aircraft or the Liens of the Mortgagee, in each case in the opinion of the Mortgagee and (B) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.
(ii)Upon any such consolidation or merger of the Borrower with or into, or the conveyance, transfer or lease by the Borrower of all or substantially all of its assets to, any Person in accordance with this Section 4.1(c), such Person will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under the Transaction Documents with the same effect as if such Person had been named as “the Borrower” therein. In the event of any such conveyance, transfer or lease, the Borrower or any successor Person that shall have become such in the manner prescribed in this Section 4.1(c) shall be released and discharged from its liability in respect of the Mortgage and the other Transaction Documents.
(d)Delivery of Post-Registration FAA Opinion. Promptly upon the registration of an Aircraft with the FAA and the recording of the Mortgage and the Mortgage Supplement covering such Aircraft pursuant to the Act, the Borrower will cause McAfee & Taft, special FAA counsel, to deliver to the Agents, each Lender and the Borrower a favorable opinion addressed to each of them as to such registration and recordation and the lack of filing of any intervening documents creating a Lien (other than a Permitted Lien) with respect to the Aircraft.
(e)Compliance with Laws. The Borrower will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities, except where the necessity of compliance therewith is being contested in good faith

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by appropriate proceedings and for which adequate reserves have been made if required in accordance with GAAP or the failure of compliance would not materially and adversely affect the ability of the Borrower to perform its obligations under the Transaction Documents. The Borrower will file all material Tax returns required to be filed and will pay all material Taxes (whether or not shown to be due thereon) except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required in accordance with GAAP.
(f)Negative Pledge. The Borrower will not create, assume or suffer to exist any Lien on any Collateral, whether now owned or hereafter acquired by it, except Permitted Liens.
(g)Dispositions. The Borrower shall not:
(i)effect any Disposition unless no Event of Default shall have occurred and be continuing at the time of, or would immediately result from, such Disposition; or
(ii)sell, transfer, exchange or otherwise dispose of any other Collateral except as otherwise permitted by the Transaction Documents.
(h)KYC. The Borrower shall provide from time to time such documents as the Mortgagee, the Administrative Agent or any Lender may reasonably request, in order to satisfy the “know your customer” rules, guidelines, practices or policies observed by the Mortgagee, the Administrative Agent or such Lender.
(i)Oman Leases.
(i)The Borrower agrees it shall not enter into any written amendment or modification of any Oman Lease or grant any written consent, approval or waiver under any Oman Lease in each case which relates to a Significant Lease Provision (as defined below) without the Administrative Agent’s prior written consent (acting at the instruction of the Initial Lender or any Affiliate thereof that is a Lender hereunder); provided, further, that the prior written consent of the Administrative Agent is not required if the Initial Lender or an Affiliate that is a Lender is no longer a Lender pursuant to this Agreement.
For the purposes of this Section 4.1(i), “Significant Lease Provisions” shall mean the provisions of an Oman Lease relating to any of the following matters: (1) any supplemental rent, maintenance reserves, return compensation or event of loss proceeds, as applicable, payable under such Oman Lease, (2) the subleasing, wet leasing and registration provisions under such Oman Lease, (3) the maintenance, insurance or risk of loss provisions under such Oman Lease, (4) the airworthiness directive cost sharing provisions and return conditions under such Oman Lease, (5) the permitted lien provisions under such Oman Lease, (6) the general and tax indemnities under such Oman Lease, (7) the events of default and remedies under such Oman Lease, (8) the assignment provisions under such Oman Lease, (9) the governing law, jurisdiction and dispute resolution provisions under such Oman Lease, and (10) the sanctions provisions in such Oman Lease.
(ii)The Borrower may extend the term of any Oman Lease without the prior written consent of the Administrative Agent.

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(iii)Unless otherwise agreed to by the Mortgagee, Borrower shall procure that any sublease will be subject and subordinate to the relevant Oman Lease and the Mortgagee shall be a direct beneficiary of any subordination agreement entered into by the Borrower in respect of such sublease.
(j)Letters of Credit. To the extent the Oman Lessee provides the Borrower with a letter of credit under any Oman Lease in substitution for any security deposit, return compensation or maintenance reserves required to be paid thereunder (each, a “Letter of Credit”), such Letter of Credit shall be in favor of the Mortgagee, as beneficiary. The Mortgagee shall hold the original of any Letter of Credit and, so long as no Event of Default has occurred and is continuing, the Mortgagee shall act at the direction of the Borrower with respect to the decision whether to present such Letter of Credit (when permitted in accordance with its terms and with the terms of such Oman Lease); provided that, if such Letter of Credit is expiring and no replacement of such Letter of Credit has been provided to the Borrower on or prior to the expiration date of such Letter of Credit, such Letter of Credit may be presented by the Mortgagee with the consent of the Borrower. Following the occurrence of an Event of Default and for so long as such Event of Default is continuing, the Mortgagee may present such Letter of Credit when permitted in accordance with its terms and the terms of such Oman Lease without the consent of the Borrower. All proceeds of any drawing on a Letter of Credit shall be deposited in the Administrative Agent’s Account.
Article V

CERTAIN INCREASED COSTS
Section 5.1Increased Costs. The Borrower shall pay to the account of each Affected Lender from time to time such amounts as may be necessary to compensate such Lender on a net After-tax Basis for any increased costs incurred by such Lender which are attributable to its making or maintaining the Loans hereunder, or any reduction in any amount receivable by such Lender under this Agreement in respect of its Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign or supranational laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including such Lender under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof (a “Regulatory Change”), which: (1) results in any Tax on any amounts payable to such Lender under this Agreement in respect of the Loans (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, such Lender (including the Loans).
Each Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 5.1 as promptly as practicable, but in any event within 90 days, after such Lender obtains Actual Knowledge thereof; provided, however, that if any Lender fails to give such notice within 90 days after it obtains Actual Knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.1 in respect of any costs resulting from such event, be entitled to payment under this Section 5.1 only for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice. Such notice shall describe in reasonable detail

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the calculation of the amounts owed under this Section 5.1. Determinations by a Lender for purposes of this Section 5.1 of the effect of any Regulatory Change on its costs of making or maintaining the Loans or on amounts receivable by it in respect of the Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive evidence of the amount owed under this Section 5.1, absent manifest error.
Notwithstanding the foregoing provisions, the Borrower shall not be required to make payments under this Section 5.1:
(a)if a claim hereunder in respect of an increased cost arises through circumstances peculiar to the Affected Lender and that do not affect similarly organized commercial banking institutions in the same jurisdiction generally that are in compliance with the law, rule, regulation or interpretation giving rise to the Regulatory Change relating to such increased cost;
(b) if the Affected Lender shall fail to comply with its obligations under this Section 5.1;
(c)if the claim arises out of circumstances measured at the time of a voluntary relocation by such Lender of its lending office;
(d)if the claim is in respect of or attributable to Taxes (the indemnifications for which are set out solely in Section 5.3);
(e)if any amounts claimed thereunder are imposed by reason of the willful misconduct, fraud or gross negligence of such Lender or its Affiliates; or
(f)if the Affected Lender does not certify that it is also exercising rights similar to those set forth in this Section 5.1 in at least one other similar financing transaction with a similarly situated borrower where such Lender is entitled to then exercise such similar rights.
Section 5.2Capital Adequacy. If (1) the adoption, after the date of this Agreement, of any applicable governmental law, rule or regulation regarding capital adequacy, (2) any change, after the date of this Agreement, in the interpretation or administration of any such law, rule or regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof or (3) compliance by a Lender or any corporation or bank controlling a Lender with any applicable guideline or request of general applicability, issued after the date of this Agreement, by any central bank or other Governmental Authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2), has the effect of (x) requiring an increase in the amount of capital required to be maintained by a Lender or any corporation or bank controlling a Lender or (y) reducing the rate of return on assets or capital of such Lender (or such corporation or bank) and such adoption, change or compliance, as the case may be, relates to a category of claims or assets that includes such Lender’s Loans, the Borrower shall pay to such Lender from time to time such additional amount or amounts as are necessary to compensate such Lender for such portion of such increase or reduction as shall be reasonably allocable to such Lender’s Loans or obligations to the Borrower hereunder; provided, that no such amounts shall be payable by the Borrower to any Lender pursuant to this Section 5.2 unless such Lender certifies to the Borrower that such Lender is assessing to its other borrowers (of loans similar (including, if applicable, based on the similarity of the credit risk) to the Loans) comparable allocable costs.

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Each Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 5.2 as promptly as practicable, but in any event within 90 days, after such Lender obtains Actual Knowledge thereof; provided, however, that if any Lender fails to give such notice within 90 days after it obtains Actual Knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.2 in respect of any costs resulting from such event, be entitled to payment under this Section 5.2 only for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice. Such notice shall describe in reasonable detail the calculation of the amounts owed under this Section 5.2. Determinations by a Lender for purposes of this Section 5.2 of the effect of any increase in the amount of capital required to be maintained by the bank and of the amount allocable to such Lender’s obligations to the Borrower hereunder shall be conclusive evidence of the amounts owed under this Section 5.2, absent manifest error.
Section 5.3Withholding of Taxes.
(a)Payments to Be Free and Clear. All sums payable by the Borrower under this Agreement and the other Transaction Documents to each Lender and the Agents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within any jurisdiction or by or within any political subdivision or taxing authority thereof or therein with respect to such payments.
(b)Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by the Borrower to an Agent or any Lender under any of the Transaction Documents:
(i)the Borrower shall notify the Mortgagee in writing of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;
(ii)the Borrower shall pay any such Tax before the date on which any interest, addition to Tax or penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on an Agent or such Lender, as the case may be) on behalf of and in the name of the applicable Agent or such Lender;
(iii)in the case of Taxes that are Indemnified Taxes, the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (taking into account any payment pursuant to this clause (b)), the applicable Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and
(iv)within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by this clause (b) to pay, the Borrower shall deliver to the Mortgagee evidence satisfactory to the affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

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The Borrower shall indemnify each Lender and the Agents, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this clause (b)) payable or paid by any Lender or Agent or required to be withheld or deducted from a payment to any Lender or Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agents), or by the Agents on their own behalf or on behalf of a Lender, shall be conclusive absent manifest error
(c)Evidence of Exemption from U.S. Withholding Tax.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Mortgagee for transmission to the Borrower, at the time or times reasonably requested by the Borrower or the Mortgagee, such properly completed and executed documentation reasonably requested by the Borrower or the Mortgagee as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Mortgagee, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Mortgagee as will enable the Borrower or the Mortgagee to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (c)(ii), (c)(iii) and (c)(iv) of this Section 5.3) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this Section 5.3(c), a “Non-US Lender”) shall deliver to the Mortgagee for transmission to the Borrower, on or prior to the date of this Agreement (in the case of each Lender listed on the signature pages hereof) or on or prior to the date on which it becomes a Lender (in the case of each other Lender), (x) two copies of Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, (y) the appropriate Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder, or (z) to the extent a Non-US Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service W-8BEN-E, a Certificate re: Non-Bank Status, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide the appropriate Certificate re: Non-Bank Status on behalf of each such direct and indirect partner. Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Mortgagee for transmission to the Borrower, on or prior to the date of this Agreement (in the case of a

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Lender listed on the signature pages hereof) or on or prior to the date on which it becomes a Lender (in the case of each other Lender), two copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from United States federal backup withholding tax if it is required to provide such form under the Code or Treasury regulations.
(iii)Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to Section 5.3(c)(i) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (x) deliver to the Mortgagee for transmission to the Borrower two new copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or W-9 (or any successor forms), and the appropriate Certificate re: Non-Bank Status, if applicable, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to (or is subject to a reduced) deduction or withholding of United States federal income tax with respect to payments to such Lender under the Transaction Documents or (y) notify the Mortgagee and the Borrower of its inability to deliver any such forms, certificates or other evidence in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.3(c).
(iv)If a payment made to a Lender under this Agreement would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower in writing such documentation prescribed by law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower in writing as may be necessary for the Borrower to comply with its obligations under FATCA and to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(d)Treatment of Certain Refunds. If the Borrower pays any additional amount under Section 5.3(b) to a Lender and such Lender determines in its good faith reasonable discretion that it has actually realized in connection therewith any refund of the Indemnified Taxes, provided no Event of Default or Special Default shall have occurred and be continuing, such Lender shall pay to the Borrower an amount that the Lender shall, in its good faith reasonable discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund (including any interest paid by the relevant Governmental Authority with respect to such refund) in connection with the payment of such additional amount. Nothing contained in this Section 5.3(d) shall require any Lender to provide to the Borrower or its agents copies of any tax returns or other information with respect to the income, assets or operations attesting to Lender’s determination.
Section 5.4Stamp Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary Taxes or any other intangible, recording, filing, license, excise or property Taxes which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of or otherwise with respect to this Agreement or any other Transaction Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

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Section 5.5General Indemnity. (a) Indemnity. The Borrower shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on an After-tax Basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:
(i)the Transaction Documents, the transactions contemplated thereby, the Loans made thereunder and the use or proposed use of the proceeds therefrom, and the enforcement of any of the terms thereof;
(ii)the Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, non-acceptance or rejection, ownership, registration, re-registration, deregistration, delivery, non-delivery, lease, sublease, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery, registration, re-registration, or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable laws by the Borrower (or any Oman Lessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of the Aircraft, any Engine or any Part;
(iii)any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Borrower under any Transaction Document, or the falsity of any representation or warranty of Borrower in any Transaction Document;
(iv)any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based in contract, tort or any other theory, whether brought by a third party or the Borrower and regardless of whether any Indemnitee is a party thereto; and
(v)any claim, losses or damages relating to the existing financing of the Aircraft.
(b)Exceptions. Notwithstanding anything contained in Section 5.5(a), Borrower shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 5.5(a) in respect of any Expense of such Indemnitee:
(i)for any claims for Taxes or a loss of Tax benefit, (which are the subject of Section 5.3, Section 5.1 and Section 5.4 hereof;
(ii)to the extent attributable to the failure by any Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Transaction Document or any agreement relating hereto or thereto (which incorrectness or breach, in the case of an Agent, is determined by a court of competent jurisdiction by a final and non-appealable judgment to rise to the level of gross negligence or willful misconduct);
(iii)to the extent attributable to the incorrectness or breach of any representation or warranty of any Indemnitee contained in or made pursuant to any Transaction Document or any agreement relating hereto or thereto (which incorrectness or breach, in the case of an Agent, is determined by a court of competent jurisdiction by a

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final and non-appealable judgment to rise to the level of gross negligence or willful misconduct);
(iv)to the extent attributable to any disposition, assignment or other transfer of any interest in the Loans unless at the direction of the Borrower;
(v)to the extent attributable to the fraud, gross negligence or willful misconduct (in each case as determined by a court of competent jurisdiction pursuant to a non-appealable final order or verdict) of any Indemnitee;
(vi)to the extent arisen from a breach of any obligation of such Indemnitee to lend to the Borrower pursuant to the Agreement;
(vii)to the extent attributable to the offer or sale by any Indemnitee of any interest in the Aircraft or the Loans in violation of applicable federal, state or foreign securities laws (other than any violation thereof caused by the acts or omissions of Borrower);
(viii)to the extent attributable to the failure of an Agent to distribute funds received and distributable by it in accordance with the Transaction Documents (so long as such failure rises to the level of gross negligence or willful misconduct);
(ix)to the extent attributable to any amount which any Indemnitee expressly agrees in writing to pay or such Indemnitee expressly agrees in writing shall not be paid by or be reimbursed by Borrower;
(x)to the extent that it is an ordinary and usual internal operating or overhead expense (other than such expenses caused directly by the occurrence of an Event of Default);
(xi)if another provision of a Transaction Document specifies the extent of Borrower’s responsibility or obligation with respect to such Expense, to the extent of such Expense (in which case such other provision shall govern); and
(xii)to the extent incurred by or asserted against an Indemnitee as a result of any “prohibited transaction”, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code.
(c)Separate Agreement. This Section 5.5 constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.
(d)Notice. If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 5.5 is made, such Indemnitee shall give prompt written notice thereof to the Borrower. Notwithstanding the foregoing, the failure of any Indemnitee to notify the Borrower as provided in this Section 5.5 shall not release the Borrower from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Borrower (in which event the Borrower shall not be responsible for such additional Expense) or materially impairs the Borrower’s ability to contest such claim.
(e)Notice of Proceedings; Defense of Claims; Limitations.
(i)In case any action, suit or proceeding shall be brought against any Indemnitee for which the Borrower is responsible under this Section 5.5, such Indemnitee shall notify the Borrower of the commencement thereof and Borrower may, at its

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expense, participate in and to the extent that it shall wish, subject to paragraph (ii) below, assume and control the defense thereof and settle or compromise the same.
(ii)The Borrower or its insurer(s) shall have the right, at its or their expense, to investigate and, if the Borrower or its insurer(s) shall agree in writing not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 5.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 5.5, and each Indemnitee shall cooperate with the Borrower or its insurer(s) with respect thereto; provided, that the Borrower shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense (x) during the continuance of any Special Default or Event of Default, (y) if such proceedings would entail a material risk of the sale, forfeiture or loss of the Aircraft or (z) if such proceedings would likely involve the imposition of criminal liability or any material civil liability on such Indemnitee. In connection with any such action, suit or proceeding being controlled by the Borrower or its insurers, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to the Borrower; provided, that such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by the Borrower or its insurers to conduct such proceedings, interfere with the defense of such case.
(iii)In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of the Borrower, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 5.5. Notwithstanding the foregoing, however, an Indemnitee may settle or compromise any Expense without the consent of the Borrower even if such consent is required pursuant to the provisions of this paragraph (iii) if (x) such Indemnitee waives its rights to be indemnified with respect to such Expenses under this Section 5.5 or (y) an Event of Default or Special Default has occurred and is continuing (except during the Section 1110 Period), if, in the case of this clause (y) the Borrower within 45 days of the Mortgagee’s request, shall have obtained a final, non-appealable order from the court presiding over the case in which the Borrower is debtor, authorizing current payment of the indemnification claim as an expense of administration, or (z) such Expense involves the imposition of criminal liability on such Indemnitee unless, in the opinion of independent counsel reasonably acceptable to the Borrower and engaged by such Indemnitee, the defense that the Borrower proposes to pursue is reasonably likely to succeed and the Borrower or its insurer diligently pursues such defense.
(iv)In the case of any Expense indemnified by the Borrower hereunder which is covered by a policy of insurance maintained by the Borrower pursuant to the Mortgage, at the Borrower’s expense, each Indemnitee agrees to cooperate, as far as reasonably practicable and at the Borrower’s expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.
(v)If an Indemnitee is not a party to this Agreement, the Borrower may require such Indemnitee to agree in writing to the terms of this Section 5.5 prior to making any payment to such Indemnitee under this Section 5.5.
(vi)Nothing contained in this Section 5.5 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

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(vii)Notwithstanding anything to the contrary contained herein, the Borrower shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees with respect to any one claim unless a conflict of interest shall exist among such Indemnitees.
(f)Information. The Borrower will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in the Borrower’s control or is reasonably available to Borrower, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 5.5. The Indemnitee shall supply the Borrower with such information not within the control of the Borrower, as is in such Indemnitee’s control or is reasonably available to such Indemnitee, which Borrower may reasonably request to control or participate in any proceeding to the extent permitted by Section 5.5.
(g)Effect of Other Indemnities; Subrogation; Further Assurances. Upon the payment in full by the Borrower of any indemnity provided for under this Agreement, the Borrower, without any further action and to the full extent permitted by law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee’s insurance policies) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with the Borrower to permit the Borrower to pursue such claims, if any, to the extent reasonably requested by the Borrower and at the Borrower’s expense.
(h)Refunds. If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by the Borrower hereunder, such Indemnitee will promptly pay the amount refunded (but not an amount in excess of the amount the Borrower or any of its insurers has paid in respect of such Expense) over to the Borrower unless an Event of Default or Special Default (except during the Section 1110 Period) shall have occurred and be continuing, in which case such amounts shall be paid over to the Mortgagee to hold as security for the Borrower’s obligations under the Transaction Documents or, if requested by the Borrower, applied to satisfy such obligations.
Article VI

CONDITIONS PRECEDENT
Section 6.1Conditions to the Closing Date. The obligation of each Lender to advance its relevant Commitment Share for each Aircraft on the Closing Date is subject to the fulfillment, prior to or on the Closing Date, of the following conditions precedent:
(a)The Mortgagee shall have received the following documents (with a copy for the Administrative Agent and each Lender):
(i)an executed counterpart of this Agreement;
(ii)an executed counterpart of the Mortgage;
(iii)the Mortgage Supplement with respect to each Aircraft;
(iv)the Fee Letter, duly executed and delivered by the Borrower and each of the other parties thereto;
(v)the Notice of Borrowing within the time period required hereunder or such shorter period agreed to by the Administrative Agent;

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(vi)the insurance certificate (and any related letter of undertaking) with respect to each Aircraft required by Section E of Annex B of the Mortgage and, in respect of each Oman Aircraft, in form and substance consistent with the requirements of the relevant Oman Lease and the relevant Lessee Consent;
(vii)with respect to each Aircraft, the Consent and Agreement and the Engine Consent and Agreement;
(viii)the back-to-birth Bills of Sale with respect to each Aircraft;
(ix)corporate documents in the following forms:
(A)a certificate of the Borrower, certified as of the Closing Date, confirming that the Borrower has taken all corporate action necessary to authorize the execution and delivery of the Transaction Documents to which it is party required to be executed and delivered on or prior to the Closing Date in accordance with the provisions hereof and thereof, and an incumbency certificate of the Borrower as to the person or persons authorized to execute and deliver the Transaction Documents on behalf of the Borrower;
(B)a copy of the articles of incorporation and by-laws of the Borrower and resolutions of the board of directors of the Borrower and/or the executive committee thereof, certified as of the Closing Date, by the Secretary or an Assistant Secretary of the Borrower, duly authorizing the execution, delivery and performance by the Borrower of the Transaction Documents to which it is party required to be executed and delivered by the Borrower on or prior to the Closing Date in accordance with the provisions hereof and thereof; and
(C)a certificate of an Officer, the Secretary or an Assistant Secretary of UMB Bank, National Association, dated the Closing Date and certifying (w) that attached thereto is a true and complete copy of the organizational/constitutional documents of such Person, (x) that such organizational/ constitutional documents of such Person have not been amended since the date of the certification thereto furnished pursuant to clause (A) above, (y) as to the incumbency and specimen signature of each authorized signatory of Person executing the Transaction Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection therewith; and (z) evidence authorizing the execution, delivery and performance of the Transaction Documents by such Person on or about the date of this Agreement.
(x)a certificate, dated the Closing Date from an officer of the Borrower, stating that (A) all representations and warranties of the Borrower set forth in the Transaction Documents are true and correct in all material respects as though made on such date, except to the extent such representations and warranties speak as of an earlier time (in which case such representations and warranties are true as of such earlier time) or do not apply according to their own terms and (B) on the Closing Date, no Event of Default has occurred and is continuing and, to the knowledge of the Borrower, no Lease Event of Default in respect of such Aircraft has occurred and is continuing, and in each case would not result from each Lender advancing its Commitment Share;
(xi)the Financing Statements;

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(xii)the following opinions addressed to the Administrative Agent and the Lenders, dated the Closing Date of:
(A)Milbank LLP, special New York counsel to the Borrower;
(B)an opinion of McAfee & Taft, FAA counsel;
(C)the in-house counsel of the Borrower;
(D)Al Busaidy Mansoor Jamal & Co., special Oman counsel in respect of the Oman Aircraft and Oman Leases.
(xiii)the Lessee Consent for each Oman Aircraft, duly executed and delivered by the Borrower, the Oman Lessee and the Mortgagee.
(xiv)a copy of a current, valid standard certificate of airworthiness for each Aircraft duly issued by the relevant Aviation Authority;
(xv)for an Oman Aircraft, the relevant Oman Lease and each other Lease Document for such Oman Aircraft (including each condition precedent delivered under such Oman Lease);
(xvi)each Deregistration Document (including, for the avoidance of doubt, in respect of each Oman Lease, an irrevocable deregistration and export request authorization in favor of the Mortgagee) for such Aircraft, duly executed by the relevant Oman Lessee or the Borrower, as the case may be; and
(xvii)the interests of the Borrower (as owner) and the Mortgagee (as mortgagee) in relation to each Aircraft pursuant to the Mortgage, duly recorded on the in the relevant State of Registration pursuant to a Local Mortgage Filing.
(b)On the Closing Date, after giving effect to the Local Mortgage Filing for each Aircraft the filing of the Financing Statements and the registration of the International Interest (or Prospective International Interest) of the Mortgagee in the Airframe and each Engine with the International Registry, the Mortgagee under the Mortgage shall have received a duly perfected first priority security interest in all of the Borrower’s right, title and interest in the Aircraft, subject only to Permitted Liens.
(c)No change shall have occurred after the date of this Agreement in any applicable law that makes it a violation of law for (i) the Borrower, either Agent or any Lender to execute, deliver and perform the Transaction Documents to which any of them is a party or (ii) any Lender to make its Loans.
(d)On the Closing Date, no event shall have occurred and be continuing, or would result from the mortgage of the Aircraft, which constitutes an Event of Default or Default.
(e)On the Closing Date, no Material Adverse Change shall have occurred and be continuing since August 26, 2025.
(f)No Event of Loss with respect to the Aircraft shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Aircraft shall have occurred.

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(g)With respect to an Oman Aircraft, no Lease Event of Default under the relevant Oman Lease shall have occurred and be continuing.
(h)The Borrower shall have good title to the Aircraft, free and clear of all Liens, except Permitted Liens.
(i)Upon consummation of the Closing, the Mortgagee shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of such Aircraft as provided in the Mortgage in the event of a case under Chapter 11 of the United States Bankruptcy Code in which the Borrower is a debtor.
(j)No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby.
(k)The representations and warranties in Article III shall be true and correct in all material respects on and as of the Closing Date (except to the extent such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).
(l)The Borrower shall have paid the fees due and payable under the Transaction Documents, including the amounts due under the Fee Letter, if any, to the Lender and the Administrative Agent.
(m)The Borrower shall have provided a copy of the most recent financial statements of the Borrower and of the relevant Oman Lessee (if available after using commercially reasonable efforts) (audited to the extent available or unaudited if audited is not available).
(n)On the Closing Date, the Mortgagee shall have received evidence that any existing financing of the Aircraft has been terminated and all related security filings have been released and/or discharged in all applicable jurisdictions.
(o)The Administrative Agent shall have received such other information and copies of documents, approvals (if any), certificates, instruments and records (certified where appropriate) of corporate and legal proceedings or in respect of the Borrower or the relevant Oman Lessee or in respect of such Aircraft as the Administrative Agent may reasonably request not less than three Business Days prior to the Closing Date relating to the entering into and the performance of the Transaction Documents and such other documents and evidence with respect to the Borrower as may be reasonably requested in order to establish the valid existence and good standing of each thereof, the proper taking of all appropriate corporate or other organizational proceedings or other actions in connection with the transactions contemplated hereby and the compliance with the conditions set forth herein.
Section 6.2Conditions to the Delayed Draw Funding Date. The obligation of each Lender to advance its Delayed Draw Loans is subject to the fulfillment, prior to or on the Delayed Draw Funding Date, of the following conditions precedent:
(a)The Mortgagee shall have received the following documents (with a copy for the Administrative Agent and each Lender):

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(i)the Notice of Delayed Drawdown within the time period required hereunder or such shorter period agreed to by the Administrative Agent;
(ii)a “bring-down” certificate of the Director, the Secretary, an Assistant Secretary or other officer of the Borrower, dated the Delayed Draw Funding Date and certifying that the constitutional documents and the incumbency and specimen signature of each officer of the Borrower, certified as true and complete on the Delayed Draw Funding Date are true and correct on such Delayed Draw Funding Date or the extent that any such documents have been amended since the Delayed Draw Funding Date, certifying a copy of such amendment as true and complete on such Delayed Draw Funding Date.
(iii)a certificate, dated such Delayed Draw Funding Date from an officer of the Borrower, stating that (A) all representations and warranties of the Borrower set forth in the Transaction Documents are true and correct in all material respects as though made on such date, except to the extent such representations and warranties speak as of an earlier time (in which case such representations and warranties are true as of such earlier time) or do not apply according to their own terms and (B) on such Delayed Draw Funding Date, no Default or Event of Default has occurred and is continuing and, to the knowledge of the Borrower, no Lease Event of Default in respect of such Aircraft has occurred and is continuing, and in each case would not result from such Borrowing.
(b)On the Delayed Draw Funding Date, no Material Adverse Change shall have occurred and be continuing since August 26, 2025.
(c)On the Delayed Draw Funding Date, no event shall have occurred and be continuing, or would result from the mortgage of the Aircraft, which constitutes an Event of Default or Default.
(d)The Borrower and Lender shall agree on an updated amortization schedule for each Loan set forth on Exhibit A reflecting the relevant Delayed Draw Loan.
(e)The Administrative Agent shall have received such other information and copies of documents, approvals (if any), certificates, instruments and records (certified where appropriate) of corporate and legal proceedings or in respect of the Borrower or the relevant Oman Lessee or in respect of such Aircraft as the Administrative Agent may reasonably request not less than three Business Days prior to the Delayed Draw Funding Date relating to the entering into and the performance of the Transaction Documents and such other documents and evidence with respect to the Borrower as may be reasonably requested in order to establish the valid existence and good standing of each thereof, the proper taking of all appropriate corporate or other organizational proceedings or other actions in connection with the transactions contemplated hereby and the compliance with the conditions set forth herein.
Section 6.3. Condition Subsequent.  With respect to any required condition set forth in Section 6.1 or Section 6.2 that is a registration, filing or authorization and delivery of any evidence thereof or any legal opinions with respect thereto, if, as a legal or practical matter (as agreed by the Borrower, acting reasonably, and the Administrative Agent, acting at the direction of the Majority Lenders), such condition can only be completed following the occurrence of the Closing Date or Delayed Draw Funding Date (as applicable) hereunder, such registration, filing or authorization or delivery of such evidence or opinion shall be completed within the time period advised by applicable counsel and applicable counsel shall provide a written confirmation

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to the administrative Agent confirming the satisfaction and/or completion of such registration, filing or authorization.
Article VII

EVENTS OF DEFAULT
Section 7.1Events of Default. Each of the following events shall constitute an “Event of Default,” whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
(a)The Borrower shall fail to make any payment of principal of or interest on the Loans when due and such failure shall continue for a period of five (5) Business Days after the same shall have become due hereunder; or
(b)The Borrower shall fail to pay any other amount payable hereunder or under any other Transaction Document when due and such failure shall continue for a period of ten (10) Business Days after receipt by the Borrower of written notice that such payment is overdue given to the Borrower by either Agent or any Lender (through either Agent); or
(c)Any representation or warranty made by the Borrower herein or in the certificate delivered under Section 6.1(a)(x) shall prove to have been untrue in any material respect when made, such untrue representation or warranty is material at the time in question, and, if curable, the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Lenders) for a period in excess of 30 days from and after the earlier of (x) the Borrower’s Actual Knowledge thereof and (y) the date of written notice thereof from either Agent or any Lender (through either Agent); or
(d)The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and such failure shall remain unremedied for a period of 60 days after the earlier to occur of (x) the Borrower’s Actual Knowledge thereof and (y) the date of written notice thereof from either Agent or any Lender (through either Agent) unless such failure is capable of being corrected and the Borrower shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 90 days after receipt of such notice; or
(e)The Borrower shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or the Borrower shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or the Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or the Borrower shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or the Borrower’s board of directors shall adopt a resolution authorizing any of the foregoing; provided that, the inclusion of a “going concern” letter with the Borrower’s financial statements shall not, in and of itself, constitute an admission in writing of the Borrower’s inability to pay its debts generally as they come due; or

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(f)An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Borrower, a receiver, trustee or liquidator of the Borrower or of substantially all of its property, or substantially all of the property of the Borrower shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 75 days after the date of entry thereof; or a petition against the Borrower in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 75 days thereafter; or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Borrower, any court of competent jurisdiction assumes jurisdiction, custody or control of the Borrower or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 75 days; or
(g)The Borrower shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of any Aircraft, any Airframe or any Engine in accordance with the provisions of Section 3.06 of the Mortgage; or
(h)The Borrower ceases to be a commercial airline as a result of losing its air carrier operating certificate or certificate of public convenience and necessity or either such certificate shall have been suspended, and in case of any such loss or suspension such certificate shall not have been reinstated within a period of 10 days thereafter; or
(i)the validity or enforceability of any Transaction Document shall be contested by the Borrower or any Related Party of the Borrower or the validity, perfection or priority of the Liens created by the Security Documents shall be contested by the Borrower or any Related Party; or
(j)the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Secured Parties to secure the Obligations, free and clear of all other Liens (other than Permitted Liens) or, except for termination or expiration in accordance with its terms or termination in accordance herewith, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect or the enforceability thereof shall be contested by the Borrower and such breach shall remain unremedied for a period of ten (10) Business Days after the earlier of (x) the Borrower’s Actual Knowledge of such breach and (y) the date of written notice of such breach from any Agent; then, if an Event of Default referred to in clause (e) or (f) of this Section 7.1 shall have occurred and be continuing, and in every such case, the obligation of the Lenders to advance the Commitment Shares shall terminate and the principal of the Loan then outstanding, together with interest accrued but unpaid thereon and all other amounts owing to the Agents and any Lender hereunder or under any other Transaction Document, shall immediately and without further act become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and, if any other Event of Default shall have occurred and be continuing, then the Mortgagee shall, upon request of the Majority Lenders, by notice to the Borrower, terminate the obligation of the Lenders to advance the Commitment Shares and declare the unpaid principal of the Loan then outstanding, together with interest accrued but unpaid thereon and all other amounts due to the Agents and any Lender hereunder or under any other Transaction Document, to be forthwith due and payable, whereupon the Loan, all such interest and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to any other remedies available to the Agents and the Lenders under the Transaction Documents or at law or otherwise, if an Event of Default shall have occurred and so long as the same shall be continuing unremedied, then and in every such case, the Mortgagee, acting at the direction of the

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Majority Lenders, may exercise any or all of the rights and powers and pursue any and all of the remedies set forth in the Mortgage.
Section 7.2Rescission of Acceleration. At any time after the Mortgagee, at the request of the Majority Lenders, shall have declared the unpaid principal amount of the Loan to be due and payable and prior to the sale of any part of the Collateral pursuant to Article IV of the Mortgage, such Majority Lenders, by written notice to the Borrower and the Mortgagee, may rescind and annul such declaration and its consequences if: (i) there has been paid to or deposited with the Mortgagee an amount sufficient to pay all overdue installments of principal of, and interest on, the Loans and all other amounts owing by the Borrower to the Secured Parties under any of the Transaction Documents, that have become due otherwise than by such declaration of acceleration, and (ii) all other Events of Default, other than nonpayment of principal or interest on the Loans that have become due solely because of such acceleration, have been cured or waived.
Article VIII

THE AGENTS
Section 8.1Appointment and Authorization. Each Lender hereby irrevocably designates and appoints UMB Bank, National Association as the “Administrative Agent” and UMB Bank, National Association as the security trustee as “Mortgagee” under the Transaction Documents and authorizes each Agent to take such actions and to exercise such powers as are delegated to it thereby and to exercise such other powers as are reasonably incidental thereto. Neither Agent shall have any duties other than those expressly set forth in a Transaction Document or any fiduciary relationship with any Lender, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against either Agent. The Agents do not assume, nor shall they be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall an Agent ever be required to take any action which exposes it to personal liability or which is contrary to the provision of any Transaction Document or applicable law.
Each party to this Agreement hereto hereby acknowledges that UMB Bank, National Association (“UMB”) is acting in this transaction as Administrative Agent under this Agreement and Mortgagee under the Transaction Documents. Each party agrees and acknowledges that such roles are separate and distinct legal roles and that UMB, acting in each capacity, may take any actions, or refrain from taking such actions, that it has the legal or contractual right to take or refrain from taking in such roles, including, but not limited to, in connection with the enforcement of any right and/or remedy available to, in connection with the enforcement of any right and/or remedy available to it. Each party agrees that it will not (i) make or assert any claim whatsoever against UMB, (ii) allege any breach of any fiduciary duty, duty of care or other duty whatsoever against UMB, or (iii) assert in any action any defense to the extent that, in the case of (i), (ii), and (iii) above, any such claim, action or assertion is based solely on the fact that UMB is acting in such dual roles or that there may be a conflict of interest inherent in acting in such roles.
Section 8.2Delegation of Duties. Each Agent may execute any of its duties hereunder through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

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Section 8.3Exculpatory Provisions. The Administrative Agent, the Mortgagee and their respective directors, officers, agents or employees shall not be liable to any Lender for any action taken or omitted under the Transaction Documents (i) with the consent or at the direction of the Majority Lenders or (ii) in the absence of such Person’s gross negligence or willful misconduct, or simple negligence in the handling of monies. Neither Agent shall be responsible to any Lender or other Person for (i) any recitals, representations, warranties or other statements made by the Borrower or any of its Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Borrower or any of its Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in Article VI. Neither Agent shall have any obligation under this Agreement to any Lender to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Borrower or any of its Affiliates.
Section 8.4Reliance by Agents. As among each Agent and the Lenders, each Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document, other writing or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Borrower or any of its Affiliates), independent accountants and other experts selected by such Agent. Except as provided in Section 1.4(a), in the case of the Administrative Agent, each Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Lenders, and assurance of its indemnification, as it deems appropriate. Subject to Section 9.1, neither Agent shall effect any waiver or grant any consent or make any determination under the Transaction Documents (except as provided in Section 1.4(a)) without the direction of the Majority Lenders.
Section 8.5Notice of Defaults. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless it has received notice from any Lender, the other Agent or the Borrower stating that a Default has occurred hereunder and describing such Default. Promptly upon an Agent receiving notice of the occurrence of any Default, such Agent shall notify each Lender and the other Agent of such occurrence. Each Agent shall take such action under this Agreement concerning a Default as may be directed by the Majority Lenders (or, if required for such action, all of the Lenders), but until an Agent receives such directions such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Agent deems advisable and in the best interests of the Lenders, provided that in taking action under the Mortgage, the Mortgagee shall in all cases act in accordance with the provisions of the Mortgage.
Section 8.6Non-Reliance on Agents and Other Lenders; Lender Representations. Each Lender expressly acknowledges that none of the Administrative Agent, the Mortgagee and their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by an Agent hereafter taken, including any review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by such Agent. Each Lender represents and warrants to each Agent that, independently and without reliance upon such Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder or, in the case of the Mortgagee, under the Mortgage, neither Agent shall have any duty or responsibility to provide any Lender with any information concerning the Borrower or any of its Affiliates that comes into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

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Section 8.7Agents and Affiliates. Each Agent and its Affiliates may extend credit to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Affiliates and, in its role as a Lender, if applicable, may exercise or refrain from exercising its rights and powers as if it were not an Agent.
Section 8.8Indemnification. Each Lender shall indemnify and hold harmless each Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with its Ratable Share, from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not such Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct, or negligence in the handling of monies, of such Agent or such Person as finally determined by a court of competent jurisdiction).
Section 8.9Successor Administrative Agent. Upon at least 60 days’ notice to the Borrower, the Mortgagee, and each Lender, the Administrative Agent may resign its position as the Administrative Agent. In addition, either the Borrower (so long as no Event of Default shall have occurred and be continuing) or the Majority Lenders may at any time remove the Administrative Agent without cause by an instrument in writing delivered to the Mortgagee, each Lender and (in the case of a removal by the Majority Lenders) the Borrower. Such resignation or removal shall not become effective until a successor Administrative Agent acceptable to the Borrower is appointed by the Majority Lenders and has accepted such appointment. Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall execute and deliver to the Borrower, each Lender and the retiring Administrative Agent an instrument accepting such appointment, and thereupon such successor Administrative Agent, without further act, shall succeed to and become vested with all the rights and duties of the retiring Administrative Agent hereunder and under the other Transaction Documents with like effect as if originally named the Administrative Agent herein and therein, but nevertheless, upon the written request of such successor Administrative Agent, such retiring Administrative Agent shall execute and deliver an instrument transferring to such successor Administrative Agent all the rights and duties of such retiring Administrative Agent. After any retiring Administrative Agent’s resignation hereunder, the provisions of Article V and this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. Any successor Administrative Agent, however appointed, shall be a bank or trust company having a combined capital and surplus of at least $500,000,000 or a bank or trust company whose obligations are guaranteed by a bank or trust company having a combined capital and surplus of at least $500,000,000 or a corporation with a net worth of at least $500,000,000.
Section 8.10Mortgage. For the avoidance of doubt, the parties hereto confirm and agree that the Lenders, through the Mortgagee, are beneficiaries of the Mortgage.
Section 8.11Miscellaneous. Notwithstanding anything contained herein or any other Transaction Document to the contrary:
(i)    As to any matters not expressly provided for by the Transaction Documents, the Agents shall not be required to exercise any discretion or take any action, but

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shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions indicated in the relevant provision of the Transaction Documents; provided, however, that the Agents shall not be required to take any action that exposes it to liability (financial or otherwise) or that is contrary to any Transaction Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action;
(ii)    any discretionary power or permissive right of the Agents shall not be deemed to be or, otherwise construed as, an obligation;
(iii)    the Agents shall not have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Party or the satisfaction of any condition or to inspect the property (including books and records) of any Party or any of its affiliates;
(iv)    the Agents shall not be required to expend or risk its own funds or otherwise incur liability (financial or otherwise) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, or to institute, conduct or defend any litigation under or in relation to this agreement or the other Transaction Documents, unless it shall have received security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby, and none of the provisions contained in this agreement or the other Transaction Documents shall in any event require the Agents to perform, or be responsible for the manner of performance of, any of the obligations of any Transaction Party under this agreement or the other Transaction Documents;
(v)    if the Agents shall at any time (i) be uncertain as to its duties or rights hereunder, or (ii) receive instructions from any of the parties hereto pursuant to this agreement or the other Transaction Documents which, in the reasonable opinion of the Agents, are in conflict with any of the provisions of this agreement or the other Transaction Documents, then in each such case, the Agents shall be entitled to rely on the instructions of the Majority Lenders and shall incur no liability for acting in accordance therewith;
(vi)    where in any Transaction Document (in relation to a matter not affecting the personal interests of the Agent) (i) the Agent is referred to as acting "reasonably" or in a "reasonable" manner or as coming to an opinion or determination that is "reasonable", (ii) the Agent is referred to as acting or exercising any discretion (or refraining from acting or exercising any discretion), (iii) any item or thing is required to be "satisfactory" to the Agent, or (iv) the Agent's consent is required "not to be unreasonably withheld or delayed" (or any similar or analogous wording is used) this shall mean that the Agent shall be acting or exercising any discretion (or refraining from the same) or coming to an opinion or determination on the instructions of the Lenders acting reasonably or being so satisfied (as applicable) and that the Agent shall be under no obligation to determine the reasonableness of such instructions from the Lenders or whether in giving such instructions, the Lenders are acting in a reasonable manner; and

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(vii)    the Agent shall have no obligation to determine whether any condition precedent to making any Loan has been satisfied.
Article IX

MISCELLANEOUS
Section 9.1Amendments. Neither this Agreement, any Transaction Document, nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, the Administrative Agent, the Mortgagee and the Majority Lenders (and the Administrative Agent and Mortgagee shall sign the same if directed to do so by the Majority Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (i) extend the final scheduled maturity of any Loan, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, (ii) increase the commitment of any Lender under Section 1.1(a), (iii) amend, modify or waive any provision of this Section 9.1, (iv) reduce the percentage specified in the definition of Majority Lenders, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any Transaction Document or (vi) impair any indemnity under a Transaction Document in favor of such Lender; provided, further, that no such change, waiver, discharge or termination shall without the consent of an Agent, amend, modify or waive any provision of Article VIII as same applies to such Agent or any other provision of this Agreement or any Transaction Document, nor any terms hereof or thereof as same relates to the rights or obligations of such Agent.
Section 9.2Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by email; provided that any notice delivered by email shall also be provided by other means permitted under this Section 9.2, except notices delivered pursuant to Section 4.1(a)), given to the appropriate Person at its address, email address set forth on the signature pages hereof or at such other address, email address as such Person may specify, and shall be effective when received at the address specified by such Person. The number of days for any advance notice required hereunder may be waived (orally or in writing) by the Person receiving such notice and, in the case of notices to an Agent, the consent of each Person to which such Agent is required to forward such notice.
Section 9.3Costs and Expenses. The Borrower agrees to pay on demand, subject to any caps, all pre-agreed reasonable, documented and actual out of pocket fees and expenses of Vedder Price, P.C., special New York counsel to the Lenders, McAfee & Taft, FAA counsel and Al Busaidy Mansoor Jamal & Co., special Omani counsel, incurred in connection with the preparation, execution and delivery of the Transaction Documents (whether or not any such Transaction Document is entered into). The Borrower further agrees to pay on demand all reasonable and actual costs and expenses of the Agents and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Transaction Documents after the occurrence of an Event of Default (provided that the Borrower shall pay the reasonable fees and expenses of only one counsel for the Agents and the Lenders, which counsel shall be designated by the Majority Lenders, in connection with the enforcement of their rights under the Transaction Documents).
Section 9.4Certain Agreements of the Agents.
(a)Each Agent agrees, for the benefit of each lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or owned by, the Borrower

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subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on any airframe subject to the Lien of the Mortgage at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.
(b)Each Agent agrees as to itself with the Borrower that, so long as no Event of Default shall have occurred and be continuing, such person shall not (and shall not permit any Affiliate or other person lawfully claiming by, through or under it to) take or cause to be taken any action contrary to the Borrower’s right to quiet enjoyment of the Aircraft and other Collateral, and to possess, use, retain and control the Aircraft and other Collateral and all revenues, income and profits derived therefrom without hindrance.
Section 9.5Entire Agreement. The Transaction Documents constitute the entire understanding of the parties thereto concerning the subject matter thereof. Any previous agreements, whether written or oral, concerning such matters are superseded thereby.
Section 9.6Cumulative Rights and Severability. All rights and remedies of the Lenders and the Agents hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction, to the fullest extent permitted by applicable law.
Section 9.7Waivers. No failure or delay of any party hereto in exercising any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy. Any waiver hereof shall be effective only in the specific instance and for the specific purpose for which such waiver was given. After any waiver, the Borrower, the Lenders and the Agents shall be restored to their former position and rights and any Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to (or impair any right consequent upon) any subsequent or other Default.
Section 9.8Successors and Assigns; Participations; Assignments.
(a)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the Borrower may not assign or transfer any of its rights or delegate any of its duties without the prior consent of the Mortgagee and each of the Lenders, and no Agent or Lender shall assign or transfer any of its rights or delegate any of its duties without the prior consent of the Borrower and the other Lenders (except as expressly permitted by this Agreement), provided that any Person that becomes the Mortgagee pursuant to Section 7.08 of the Mortgage shall at the same time become the Mortgagee hereunder.
(b)Participations. After the Delayed Draw Funding Date, any Lender may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Lender hereunder. Such Lender shall remain solely responsible for performing its obligations hereunder, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder. Each Participant shall be entitled to the benefits of Article V; provided that such Participant shall not be entitled to any greater benefit under Article V than the Lender that sold the participating interest to the

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Participant would have been entitled to thereunder (other than on account of a change in law after the date of the acquisition of the applicable participating interest) and no Participant shall be entitled to any benefit thereunder unless it shall perform such obligations as are imposed on the Lender under Article V. A Lender shall not agree with a Participant to restrict such Lender’s right to agree to any amendment, waiver or modification hereto, except amendments described in the proviso to Section 9.1. At the time of each participation pursuant to this Section 9.8(b) by a Person which is not already a Participant hereunder, the respective Participant shall provide to the Borrower and the Mortgagee the appropriate Internal Revenue Service forms (and, if applicable, the appropriate Certificate re Non-Bank Status). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and 1.163-5 of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)Assignments. Notwithstanding the foregoing provisions of this Section 9.8, after the Delayed Draw Funding Date, any Lender may, without the prior written consent of the Borrower, assign all or a portion of its outstanding Loans to (i) an Approved Assignee or (ii) another Lender, each of which assignees referred to in this Section 9.8(c) shall become a party to this Agreement as a Lender by execution of a supplement hereto in the form of Exhibit D (a “Transfer Supplement”) hereto, provided that the Borrower shall not suffer any increased cost or obligation including any requirement to pay any greater amount under Sections 1.4(b), 5.1, 5.2 or 5.3 than the assignor Lender was entitled to thereunder or hereunder, based on the laws, regulations, rules and other requirements in effect at the time of such assignment and; provided, further that so long as no Event of Default has occurred and is continuing, no Lender shall transfer its rights or obligations to any (i) airline, commercial air freight carrier, air freight forwarder or entity engaged in the business of parcel transport by air, or an Affiliate of such entity or (ii) a Restricted Investor. At the time of each assignment pursuant to this Section 9.8(c) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Mortgagee the appropriate Internal Revenue Service forms (and, if applicable, the appropriate Certificate re Non-Bank Status). Any assignee or transferee shall, on the date upon which such assignment or transfer takes place, pay to the Administrative Agent (for its own account) a fee of $2,500 per transfer or assignment. No transfer or assignment will be recorded in the Register within the 5 Business Days prior to Payment Date, and such transfer or assignment will not be effective until recorded by the Mortgagee on the Register pursuant to 9.8(d) hereof.
(d)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Commitment Shares of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be

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available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
Section 9.9Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below) for a period of two years after the final payment of all amounts due hereunder, except that Information may be disclosed (a) on a need-to-know basis, to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by applicable law or any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to any other party hereto, (d) in connection with the exercise of any remedies hereunder or under any other Transaction Document, any action or proceeding relating to this Agreement or any other Transaction Document, the enforcement of rights hereunder or thereunder or any litigation or proceeding to which any Agent or any Lender or any of its Affiliates may be a party, (e) subject to an agreement containing or incorporating provisions substantially the same as those of this Section 9.9, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors), (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For purposes of this Section 9, “Information” means this Agreement and non-publicly filed portions of the Security Documents and all information received from the Borrower relating to the Borrower or any of its businesses under or pursuant to this Agreement, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.9 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 9.10Counterparts. This Agreement may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.
Section 9.11Governing Law; Submission to Jurisdiction; Venue.
(a)This Agreement has been delivered in the State of New York. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or the United States District Court for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Agreement or a Transfer Supplement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 9.2, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party

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hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.
(b)Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 9.12Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER (WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY).
Section 9.13Registrations with the International Registry. Each of the parties hereto consents to the registration with the International Registry of the International Interests granted (or Prospective International Interests to be granted) under the Mortgage, and each party hereto covenants and agrees that it will take all such action, at Borrower’s cost, reasonably requested by the Borrower or the Mortgagee in order to make any registrations with the International Registry, including becoming a registry user entity with the International Registry and providing consents to any registration as may be contemplated by the Transaction Documents.
Section 9.14USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (title III of Pub.L.107-56 (signed into law October 26, 2001))(the “Patriot Act”), it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide such information promptly upon the request of such Lender to the extent required for such Lender to comply with the Patriot Act.
Section 9.15Consequential Damages. To the extent permitted by applicable law, each party to this Agreement shall not assert, and each party hereby waives, any claim against any other party to this Agreement on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the use of the proceeds of the Loan.
Section 9.16Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender, provided that prior to such set off payment of such past due amount shall have been, to the extent permitted by law, demanded from the Borrower under this Agreement. Any Lender that exercises its right of setoff agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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Section 9.17Compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions.
(a)The Borrower shall comply in all material respects with the requirements of applicable Anti-Money Laundering Laws, applicable Anti-Corruption Laws and applicable Sanctions.
(b)The Borrower shall not lease or release, or authorize or direct the lease or release of, any Aircraft to any Oman Lessee as a result of which such Aircraft would be, or would be permitted to be operated, in any Sanctioned Country in each case in violation of applicable Sanctions.
(c)The Borrower shall promptly respond to any request by the Administrative Agent, the Mortgagee or the Lenders to provide to the Administrative Agent, the Mortgagee and the Lenders any information regarding the Borrower and its Affiliates necessary for the Administrative Agent, the Mortgagee and the Lenders to comply in all material respects with all applicable Anti-Money Laundering Laws, applicable Anti-Corruption Laws and applicable Sanctions.
(d)The Borrower hereby represents and warrants to the Administrative Agent, the Mortgagee and the Lenders that: (i) neither it nor any of its directors or officers or, to its knowledge, Affiliates, employees or agents is a Sanctioned Person; (ii) it has not in the past five years knowingly engaged in any activity or conduct which would constitute a material violation of any applicable Anti-Money Laundering Laws, applicable Anti-Corruption Laws or applicable Sanctions; and (iii) it has instituted and maintains policies and procedures designed to promote and achieve compliance with such laws.
(e)The Borrower will not, directly or indirectly, (i) use any part of the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (A) to fund, finance or facilitate any activities, business or transactions of or with any Sanctioned Person in violation of applicable Sanctions or (B) in any other manner that would constitute or give rise to a violation of Sanctions by any party hereto.
(f)The Borrower will not, directly or indirectly, use any part of the proceeds of the Loans for any purpose that would constitute a violation of applicable Anti-Corruption Laws.
(g)The Borrower acknowledges that in order for the Mortgagee, the Administrative Agent and each Lender subject to the Patriot Act, to comply with the requirements thereof, the Borrower must provide such Lender, the Administrative Agent and the Mortgagee with certain information or supporting documentation (collectively “Documentation”) at the time of execution of this Agreement. Each such Lender, the Administrative Agent and the Mortgagee is required by the Patriot Act to verify and record any Documentation provided by the Borrower to validate the Borrower’s identity. Documentation that may be requested from the Borrower may include, but is not limited to, a Federal Employer Identification Number (FEIN), a beneficial ownership certification, a good standing certificate, a certificate of incumbency to authenticate the management of the Borrower and other government issued certified documents to validate the Borrower’s authorization to conduct business.
(h)The usage of the term “Sanctions” (and any clauses in this Agreement which make use of the same) in this Agreement only shall apply, in relation to any Lender (a “Restricted Lender”) that is situated in the European Union, to the extent that the usage of such term in any particular provision of this Agreement does not result in any violation of or conflict

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with any Blocking Regulation applicable to that Restricted Lender, but without in any way limiting the applicability or effectiveness of any applicable provision as between the other Lenders, the Administrative Agent, the Mortgagee and the Borrower. In connection with any waiver, determination or direction relating to any provisions which do not apply for the benefit of a Restricted Lender by virtue of the foregoing sentence (but not with respect to any other parts which do apply for the benefit of a Restricted Lender), the parties hereto agree that the Commitment Share of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been granted. The parties hereto agree that this Section 9.17(h) may not be amended without the prior written consent of any Restricted Lender. Notwithstanding the foregoing, the Administrative Agent and the other parties to this Agreement other than such Restricted Lender shall be entitled to rely conclusively, without independent investigation or verification, on the written notice by a Restricted Lender to the Administrative Agent promptly after a waiver, determination or direction is sought pursuant to the Transaction Documents that such Restricted Lender’s Commitment Share shall be excluded with respect to such specified waiver, determination or direction in accordance with the foregoing sentence. No party to this Agreement other than such Restricted Lender shall have any duty to inquire or determine if this Section 9.17(h) shall apply with respect to any waiver, determination or direction of any Restricted Lender (whether or not any other Restricted Lender shall have notified the Administrative Agent as to its application as to such other Restricted Lender) and, if the Administrative Agent shall not have received a written notice from a Restricted Lender instructing it to exclude such Restricted Lender’s Commitment Shares in accordance with the prior sentence with respect to a particular waiver, determination or direction, the Administrative Agent and the other parties to this Agreement shall determine whether the requisite Lenders have provided consent to a waiver, determination or direction as if such Restricted Lender’s Commitment Share were required to be included in the calculation of the requisite majority of Lenders.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Agent By Name: Title: Address: Attention: Telephone: Telecopy:
UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as security trustee, as Mortgagee By Name: Title: Address: Attention: Telephone: Telecopy:

VP/#73041968.6

SUN COUNTRY, INC. (d/b/a Sun Country Airlines), as Borrower By Name: Title: Address: Attention: Telephone: Telecopy:
CASTLELAKE ARCH OPPORTUNITIES, L.L.C., as Lender By Name: Title: Address: Attention: Telephone: Telecopy:

VP/#73041968.6

SCHEDULE I
DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS
1.    Definitions. The following terms have the meanings set forth, or referred to below:
“Act” means part A of subtitle VII of title 49, United States Code.
“Actual Knowledge” means, with respect to any other Person, actual knowledge of a vice president or more senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Transaction Documents.
“Additional Costs” is defined in Section 5.1.
“Administrative Agent” is defined in the first paragraph of this Agreement.
“Administrative Agent’s Account “ means account 167263.1 Sun Country Merit Admin Agent Account.
“Affected Lender” is defined in Section 1.4(a).
“Affected Loan” is defined in Section 1.4(a).
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control’’ means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting shares , by contract or otherwise, and “controlling,” “controlled by,” and “under common control with” have correlative meanings.
“After-tax Basis” means, with respect to any payment to be received or accrued by any Person, the amount of such payment adjusted, if necessary, so that such payment, after taking into account all Taxes payable to any taxing authority as a result of the receipt or accrual of such payments and any savings in Taxes with respect to the indemnified Taxes or other liability in respect of which such payment is due, shall be equal to the payment to be received or accrued.
“Agents” means, collectively, the Administrative Agent and the Mortgagee.
“Agreement” is defined in the first paragraph of this Agreement.
“Aircraft” means (i) individually, an Airframe, together with the related Engines, whether or not any of such Engines may at any time of determination be installed on such Airframe or installed on any other airframe and (ii) collectively, all such Aircraft, in each case, as financed pursuant to this Agreement.
“Airframe” means (a) each aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe

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Manufacturer’s model number, the relevant registration number and Airframe Manufacturer’s serial number set forth in the Mortgage Supplement executed and delivered by the Borrower on the Closing Date and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of the Mortgage.
“Airframe Manufacturer” means The Boeing Company, a Delaware corporation.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, and any other anti-bribery or anti-corruption laws, regulations or ordinances enacted in any jurisdiction in which either the Borrower is located or doing business, including laws or regulations enacted to implement the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Money Laundering Laws” means all applicable laws, rules and regulations relating to the prevention or prohibition of money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, the Patriot Act, and the Anti-Money Laundering Act of 2020, each as amended and any other similar laws, rules or regulations of other relevant Governmental Authorities which may be applicable to the Borrower.
“Applicable Spread” means 2.60%.
“Appraisals” shall mean, with respect to any Aircraft, an MSN-specific "desk-top" appraisal from the Appraiser addressed to the Borrower and delivered to the Lenders and the Administrative Agent by the Borrower as to the Appraiser's appraisal of the half-life “current market value” of such Aircraft.

“Appraised Value” shall mean, with respect to any Aircraft, the half-life "current market value" Appraisal for such Aircraft, (i) based on the most recently delivered Appraisal for such Aircraft and (ii) as adjusted by the Maintenance Adjustment.

“Appraiser” shall mean Ascend by Cirium or, if such appraisal firm is not available, such other ISTAT-certified appraiser selected by the Borrower and consented to by the Administrative Agent (acting at the direction of, and with the consent of, the Majority Lenders such direction and consent not to be unreasonably withheld or delayed).

“Approved Assignee” means any commercial bank, investment bank, investment fund, asset fund (to the extent directly or indirectly managed by a Lender or an Affiliate thereof), or other entity engaged in the business of extending credit in loan transactions and any member of the European System of Central Banks or any Federal Reserve Bank; provided that a Castlelake Fund shall not be an Approved Assignee.
“Arrangement Fee” is defined in the relevant Fee Letter.

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“Aviation Authority” means the FAA or, if any Aircraft is permitted to be, and is, registered with any other Governmental Authority under and in accordance with Section 3.02(e) of the Mortgage and Annex C thereof, such other Governmental Authority. The Aviation Authority on the Closing Date for a Loan related to an Oman Aircraft shall be the Civil Aviation Authority of the Sultanate of Oman.
“Bill of Sale” means, in respect of an Aircraft, all bills of sale evidencing the sale of such Aircraft to the Borrower.
“Borrower” is defined in the first paragraph of this Agreement.
“Borrowing” means the borrowing by the Borrower of any or all of the Loans.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close or are in fact closed in New York, New York and Minneapolis, Minnesota.
“Cape Town Treaty” means the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States and any other applicable jurisdiction.
“Castlelake Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in loans and similar extensions of credit in the ordinary course of its business and that is administered by, affiliated with or managed by Castlelake, L.P.
“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit D-1 through D-4 annexed to this Agreement.
“Closing” means the time at which the Loan for each Aircraft has been initially advanced to the Borrower.
“Closing Date” means the date on which the Closing occurs.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment Share” means, for each Lender, the Dollar amount set forth under its signature to this Agreement.
“Commitment Termination Date” means December 20, 2025.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent and Agreement” means, in respect of an Aircraft, the Airframe Manufacturer Consent and Agreement for such Aircraft in form and substance reasonably satisfactory to the Mortgagee.

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“Cutoff Date” is defined in Section 1.2(b).
“Default” means any Event of Default or any event or condition that with the lapse of time or giving of notice, or both, would constitute an Event of Default.
“Default Rate” is defined in Section 2.3.
“Delayed Draw Loans” is defined in Section 1.2(d).
“Delayed Draw Funding Date” is defined in Section 1.2(d).
“Deregistration Document” means, in respect of any Aircraft subject to an Oman Lease and/or that is not registered in the United States, a deregistration power of attorney and/or irrevocable deregistration and export request authorization, as the context may require, from the relevant Oman Lessee or the Borrower, as applicable, in favor of the Mortgagee.
“Disposition” means, with respect to any Aircraft, (a) any sale, assignment, transfer or other voluntary disposition of such Aircraft or (b) the sale, assignment, transfer or other voluntary disposition of any of the beneficial interest or ownership that the Borrower has in such Aircraft; provided that “Disposition” shall not include any of the transactions contemplated by Section 3.02(b) of the Mortgage.
“Dollar” and “$” means lawful currency of the United States of America.
“Engine” means, with respect to any Airframe (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer’s model number in the initial Mortgage Supplement and Engine Manufacturer’s serial number set forth on Schedule I and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all related Parts. Upon substitution of a Replacement Engine under and in accordance with the Mortgage, such Replacement Engine shall become subject to this Agreement and shall be an “Engine” for all purposes of the Mortgage and the other Transaction Documents and thereupon the Engine for which the substitution is made shall no longer be subject to this Agreement and the Mortgage, and such replaced Engine shall cease to be an “Engine”.
“Engine Consent and Agreement” means, in respect of an Aircraft, the Engine Manufacturer Consent and Agreement for each Engine associated with such Aircraft in form and substance reasonably satisfactory to the Mortgagee.
“Engine Manufacturer” means CFM International, S.A., a French société anonyme.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Event of Default” is defined in Section 7.1.
“Excluded Tax” of a Person shall mean (a) any Tax imposed on or measured by the net income, net profits or net gains (whether worldwide, or only insofar as such income, profits or

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gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person, any branch profit Taxes, franchise, net worth or net capital Tax imposed on that Person, and any intangibles Tax or similar Tax imposed on the principal amount or value of the Loan, in each case, by any jurisdiction (including the United States) (i) in which that Person is organized, (ii) in which that Person’s principal office or applicable Lending Office is located, or (iii) in which that Person has a present or former connection (other than solely by reason of making a Loan under this Agreement) if such Tax would not have been imposed but for the existence of such present or former connection, (“Other Connection Taxes”), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of any Lender with respect to an applicable interest in a Loan or Commitment Share pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment Share (other than pursuant to an assignment request by the Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.3, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 5.3(c), or (d) any U.S. federal withholding Taxes imposed under FATCA.
“Expenses” means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs and reasonable and related expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).
“FAA” means the Federal Aviation Administration of the United States or any Governmental Authority succeeding to the functions of such Federal Aviation Administration.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor statute that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official written interpretations thereof, any written agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Fee Letter” means any letter agreement between the Borrower and the Lender or an Agent, which states that it is the “Fee Letter” for purposes of this Agreement.
“Financing Statements” means, collectively, UCC-1 (and, where appropriate, UCC-3) financing statements covering the Collateral, by the Borrower, as debtor, showing the Mortgagee as secured party, for filing in Minnesota and each other jurisdiction that, in the opinion of the Mortgagee, is necessary to perfect its Lien on the Collateral.
“GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the

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SEC and, with respect to any Person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such Person’s financial statements.
“Governmental Authority” means any (a) governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Taxes described in Section 5.4.
“Indemnitee” means each of the Agents and the Lenders and their respective Related Parties.
“Initial Lender” means Castlelake Arch Opportunities, L.L.C., an entity managed by Merit AirFinance, L.P. or its affiliate.
“Initial Loan Amount” is defined in Section 1.2(c).
“Interest Period” means, (i) in the case of the first Interest Period, the period commencing on (and including) the Closing Date and ending on (but excluding) the first Payment Date following the Closing Date (or, if such day is not a Business Day, the next succeeding Business Day unless by virtue of such extension, such day would fall in the next succeeding month, in which case such day shall be the next preceding Business Day), and (ii) in the case of each subsequent Interest Period, the period commencing on (and including) the last day of the immediately preceding Interest Period, and ending on (but excluding) the next Payment Date (or, if such day is not a Business Day, the next succeeding Business Day unless by virtue of such extension, such day would fall in the next succeeding month, in which case such day shall be the next preceding Business Day).
“Interest Rate” means the fixed rate determined by Lender according to interest rate swap market conditions two (2) Business Days prior to the Closing Date as the fixed rate of a 4-year interest swap, calculated on a 360-day year of 12 months of 30 days versus the sum of (x) Dollar compounded SOFR rates for the applicable Interest Period calculated over an actual 360-day basis and (y) the Applicable Spread.
“International Interest” is defined in the Cape Town Treaty.
“International Registry” is defined in the Cape Town Treaty.
“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.
“Lease Document” means in respect of each Oman Lease, the “Lease Documents” (or like term) in respect of such Oman Lease, as specified on Schedule II.

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“Lease Event of Default” means an “Event of Default” (or like term) as defined under an Oman Lease.
“Lenders” means each Person listed on the signature pages of this Agreement as a Lender and each Person that becomes a Lender pursuant to a Transfer Supplement, in each case only so long as after the Closing it is the registered holder of a Ratable Share of the Loans.
“Lending Office” means the lending office of each Lender set forth on the signature page of this Agreement with respect to such Lender, or such other lending office as a Lender from time to time shall notify the Borrower as its lending office hereunder; provided that, unless requested to do so by the Borrower, a Lender shall not change its Lending Office if at the time of such change it would increase the Borrower’s obligations under Section 1.4(a), 5.1, 5.2 or 5.3 as a result of laws, rules or regulations then in effect or adopted or enacted and then scheduled to become effective.
“Lessee Consent” means, with respect to any Oman Lease, a consent and agreement in respect of the collateral assignment of such Oman Lease pursuant to the Mortgage among the Borrower, the Mortgagee and the relevant Oman Lessee, in form and substance reasonably acceptable to the Administrative Agent.
“Letter of Credit” has the meaning set forth in Section 4.1(j).
“LFA Date” means, in the case of any Lender whose Commitment Share with respect to the Aircraft became effective with such Lender’s execution of this Agreement, the date hereof or, in the case of any Lender whose commitment to lend to the Borrower any part of the Loans with respect to the Aircraft became effective pursuant to a Transfer Supplement, the date of such Transfer Supplement.
“Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.
“Loan” or “Loans” means any or all of the loans advanced by the Lenders to the Borrower pursuant to this Agreement. For any Lender, “its Loan” (or any comparable terminology) shall be such Lender’s Ratable Share of the relevant Loan.
“Loan Documents” means, collectively, this Agreement, the Security Documents, any Lessee Consent and the Fee Letter.
“Local Law Mortgage” means, in respect of an Oman Aircraft, any mortgage (other than a New York law governed mortgage) in respect of such Aircraft executed and delivered by the Borrower governed by the law of the relevant State of Registration of such Aircraft in the form recommended by the relevant local counsel in such State of Registration, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, in order to convey a first priority and perfected mortgage lien on such Aircraft.

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“Local Mortgage Filing” means the filing of a Local Law Mortgage or of the Mortgage in respect of each Aircraft in the appropriate filing office in the relevant State of Registration so as to perfect the Mortgagee’s Lien thereon.
“Longstop Date” is defined in Section 1.1d(iii).
“Loss Proceeds” mean, as relates to any Event of Loss, the insurance, re-insurance or contingent insurance proceeds, or agreed value or stipulated loss value (or comparable to such payment), paid or payable by the applicable insurer, reinsurer, contingent insurer or a lessee, as the case may be, to the Borrower as a consequence of such Event of Loss.
“LTV Prepayment Event” means, as of the date of any prepayment of the Loans in respect of an Aircraft pursuant to this Agreement, the LTV Ratio on such date exceeds the LTV Ratio immediately prior to such date.
“LTV Prepayment Notice” is defined in Section 4.1(a)(v).
“LTV Ratio” means, as of the date of any prepayment of the Loans in respect of an Aircraft pursuant to this Agreement, the ratio (expressed as a percentage) of:

(a)     the outstanding principal amount of all of the Loans, to

(b)     the aggregate Appraised Values of all of the Aircraft subject to the Lien of the Mortgage as of such date.
“Maintenance Adjustment” means a positive or negative adjustment determined by the Initial Lender and agreed by the Borrower to the half-life “current market value” of an Aircraft to take into account such Aircraft’s most recently reported maintenance status, as provided in a report delivered by Appraiser.

“Majority Lenders” means Lenders having in excess of 50% of the outstanding principal amount of the Loans.
“Material Adverse Change” means a material adverse change in the financial condition of the Borrower and its Subsidiaries taken as a whole that would materially adversely affect the ability of the Borrower to perform the obligations of Borrower under the Transaction Documents.
“Maturity Date” means the seventh (7th) anniversary of the Closing Date.
“Maximum Aircraft Loan Amount” means, in respect of a Loan related to an Aircraft, $21,600,000.
“Maximum Loan Amount” has the meaning set forth in Section 1.1(a).

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“Mortgage” means the Mortgage and Security Agreement, dated as of a date on or prior to the Closing Date, entered into by the Borrower and the Mortgagee to secure, among other things, the Obligations, substantially in the form of Exhibit E to this Agreement.
“Mortgage Supplement” means any mortgage supplement, substantially in the form of Exhibit A to the Mortgage, with appropriate modifications to reflect the purpose for which it is being used.
“Mortgagee” is defined in the first paragraph of this Agreement.
“Non-US Lender” is defined in Section 5.3(c).
“Notice of Borrowing” means a notice substantially in the form of Exhibit B-1 hereto delivered by the Borrower to the Mortgagee, Administrative Agent and each Lender pursuant to Section 1.2(a) with respect to the proposed borrowing of the Loan.
“Notice of Delayed Drawdown” means a notice substantially in the form of Exhibit B-2 hereto delivered by the Borrower to the Mortgagee, Administrative Agent and each Lender pursuant to Section 1.2(d) with respect to the proposed borrowing of the Loan.
“Obligations” means all liabilities and obligations of every nature of the Borrower from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Transaction Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower, as the case may be, for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).
“Oman Aircraft” means any or all, as the context may require, Aircraft specified as an “Oman Aircraft” on Schedule II.
“Oman Lease” means, in respect of an Oman Aircraft, the lease for such Oman Aircraft, as specifically described on Schedule II.
“Oman Lessee” means Oman Air SAOC.
“Participant” is defined in Section 9.8(b).
“Participant Register” is defined in Section 9.8(b).
“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Part that constitutes passenger convenience equipment or is otherwise leased by Borrower from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to

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any Airframe or any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of the Mortgage.
“Patriot Act” is defined in Section 9.14.
“Payment Date” means the 22nd of March, June, September and December commencing after the Closing Date (or if such date is not a Business Day, on the next Business Day so long as such Business Day falls in the same month, otherwise on the Business Day prior), to and including the Maturity Date.
“Permitted Lien” has the meaning assigned in the Mortgage.
“Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Governmental Authorities, organizations, associations, corporations, limited liability companies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.
“Post-Lease Possession” is defined in Section 1.1(b).
“Premium” means, if the Loan is prepaid in whole or in a part pursuant to Section 1.1(c), Section 1.1(d)(ii), or Section 1.1(d)(vi) of this Agreement (i) from the Closing Date up to and including the first anniversary of the Closing Date, an amount equal to 2.00% of the principal amount of such Loan prepayment, and (ii) thereafter, zero.
“Prepayment Notice” is defined in Section 1.1(c).
“Prospective International Interest” is defined in the Cape Town Treaty.
“Ratable Share” means, for each Lender, the outstanding principal amount of the Loan payable to such Lender.
“Register” is defined in Section 9.8(d).
“Regulatory Change” is defined in Section 5.1.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers, brokers, advisors and representatives, including accountants, auditors and legal counsel of such Person and of such Person’s Affiliates.
“Removable Part” is defined in Section 3.04(d) of the Mortgage.
“Replacement Engine” means, with respect to any Engine, an engine substituted for such Engine pursuant to Section 3.04(e) or 3.05 of the Mortgage.
“Restricted Investor” means each entity listed on Schedule III hereto, as amended from time to time by the Borrower, with the consent of the Agent, each acting reasonably; provided

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that, if the Agent fails to respond in writing within 5 days after receipt of a request for consent for such proposed amended list, the Agent shall be deemed to have consented to such proposed amended list.
“Sanctioned Country” means a country, territory or region that is itself the subject or target of any Sanctions broadly prohibiting dealings with such country, territory or region.
“Sanctioned Person” means any Person: (a) listed in or targeted by any Sanctions-related list of designated Persons maintained by the Sanctions Authority; (b) organized, incorporated or resident in a Sanctioned Country; or (c) directly or indirectly owned (in excess of any percentage ownership threshold that may be triggered under applicable Law) by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) or (d); or (d) that is otherwise the target of Sanctions.
“Sanctions” means any and all economic, financial and trade sanctions, export controls or embargoes administered, enacted, imposed or enforced by any Sanctions Authority.
“Sanctions Authority” means, individually and collectively, (a) the United States of America, (b) the European Union or any of its member states, (c) the United Kingdom, (d) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC, the U.S. Department of State, the U.S. Department of Commerce, His Majesty’s Treasury of the United Kingdom and the Parliament or Council of the European Union and (e) the United Nations Security Council.
“SEC” means the Securities and Exchange Commission of the United States, or any Governmental Authority succeeding to the functions of such Securities and Exchange Commission.
“Section 1110” means Section 1110 of the Bankruptcy Code.
“Security Document” means, collectively, the Mortgage, the Mortgage Supplements, any Local Law Mortgage, any Lessee Consent, any Consent and Agreement, any Deregistration Document and the Engine Consent and Agreements.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Special Default” means the occurrence of any Default referred to in Section 7.1(a), (e) or (f) hereunder.
“State of Registration” means, in respect of any Aircraft, the jurisdiction under the laws of which such Aircraft is registered. On the Closing Date, the State of Registration for each Aircraft shall be the Sultanate of Oman or the United States, as applicable.

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“Subject Aircraft” is defined in Section 1.1(d)(v).
“Subject Prepayment” is defined in Section 1.1(d)(v).
“Subsidiary” means, as to any Person, any other Person of which at least a majority of the voting stock (or equivalent equity interests) is owned or controlled by such first Person and/or by one or more other Subsidiaries.
“Supplemental Prepayment” is defined in Section 1.1(d)(v).
“Tax” and “Taxes” means all governmental or quasi-governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property, personal and real, tangible and intangible taxes and mandatory contributions), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any penalties, fines, additions to tax or interest thereon or other additions thereto imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.
“Technical Status Report” means an annual report on the utilization and operation of the Aircraft and Engines, including, without limitation, flight hours, cycles, Engine flight hours and Engine cycles operated by the Airframes and Engines in respect of each calendar year in form and substance agreed between the Borrower and the Administrative Agent.

“Transacting User Entity” is defined in Section 2.1.11 of the Regulations of the International Registry.
“Transaction Documents” means this Agreement, the Fee Letter and the Security Documents.
“Transfer Supplement” is defined in Section 9.8(c).
“United States” or “U.S.” means the United States of America (including all states and political subdivisions thereof).
2.    Other Interpretive Provisions. (a) The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (i) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (ii) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other

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document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (iv) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (v) the term “including” means “including without limitation”; (vi) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (vii) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (viii) references to any Person include that Person’s successors and assigns; and (ix) headings are for convenience of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
(b)    Each exhibit and schedule to this Agreement is incorporated in, and shall be deemed a part of, this Agreement.
(c)    All terms defined in the Mortgage and used herein have such respective defined meanings unless otherwise defined herein.

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SCHEDULE II
AIRCRAFT; LEASES

Aircraft No.	MSN	Inclusion as Oman Aircraft	Date of Manufacture	Model	Engine Serial Numbers		Aircraft Loan Amount
1	40069	-	11/12/2014	Boeing 737-900ER	660456	660457	21,600,000
2	44424	Oman Aircraft	3/16/2015	Boeing 737-900ER	660768	660772	21,600,000
3	40070	Oman Aircraft	5/20/2015	Boeing 737-900ER	660952	660961	21,600,000
4	44425	-	5/27/2015	Boeing 737-900ER	660998	862120	21,600,000
5	40071	Oman Aircraft	11/3/2015	Boeing 737-900ER	862557	862575	21,600,000
						Total: $108,000,000

OMAN LEASES:
MSN 44424
1.     Aircraft Operating Lease Agreement originally dated 10 March 2015 and amended and restated on 30 August 2017 between APF 4 Projekt Nr. 6B GmbH as lessor and Oman Air SAOC as lessee.
2.    Acceptance Certificate dated 16 March 2015 from Oman Air SAOC as lessee to OBIC Leasing 2 Limited as lessor.
3.    Deed of Novation and Amendment dated 30 August 2017 between OBIC Leasing 2 Limited as existing lessor, APF 4 Projekt Nr. 6B GmbH as new lessor and Oman Air SAOC as lessee.
4.    Effective Time Notice dated 31 August 2017 between OBIC Leasing 2 Limited as existing lessor, APF 4 Projekt Nr. 6B GmbH as new lessor and Oman Air SAOC as lessee.
5.    Security Deposit Standby Letter of Credit no. 840BGG1500195 originally dated 12 March 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
6.    Maintenance Reserve Standby Letter of Credit no. 840BGG1500193 originally dated 12 March 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
MSN 40070

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1.    Aircraft Operating Lease Agreement originally dated 13 May 2015 and amended and restated on 30 August 2017 between APF 4 Projekt Nr. 6C GmbH as lessor and Oman Air SAOC as lessee.
2.    Acceptance Certificate dated 20 May 2015 from Oman Air SAOC as lessee to OBIC Leasing 3 Limited as lessor.
3.    Deed of Novation and Amendment dated 30 August 2017 between OBIC Leasing 3 Limited as existing lessor, APF 4 Projekt Nr. 6C GmbH as new lessor and Oman Air SAOC as lessee.
4.    Effective Time Notice dated 31 August 2017 between OBIC Leasing 3 Limited as existing lessor, APF 4 Projekt Nr. 6C GmbH as new lessor and Oman Air SAOC as lessee.
5.    Security Deposit Standby Letter of Credit no. 840BGG1500402 originally dated 19 May 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
6.    Maintenance Reserve Standby Letter of Credit no. 840BGG1500403 originally dated 18 May 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
MSN 40071
1.    Aircraft Operating Lease Agreement originally dated 27 October 2015 and amended and restated on 30 August 2017 between APF 4 Projekt Nr. 6E GmbH as lessor and Oman Air SAOC as lessee.
2.    Acceptance Certificate dated 3 November 2015 from Oman Air SAOC as lessee to OBIC Leasing 5 Limited as lessor.
3.    Deed of Novation and Amendment dated 30 August 2017 between OBIC Leasing 5 Limited as existing lessor, APF 4 Projekt Nr. 6E GmbH as new lessor and Oman Air SAOC as lessee.
4.    Effective Time Notice dated 31 August 2017 between OBIC Leasing 5 Limited as existing lessor, APF 4 Projekt Nr. 6E GmbH as new lessor and Oman Air SAOC as lessee.
5.    Security Deposit Standby Letter of Credit no. 840BGG1501062 originally dated 28 October 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
6.    Maintenance Reserve Standby Letter of Credit no. 840BGG1501058 originally dated 28 October 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.

SCHEDULE III
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SCHEDULE III
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SCHEDULE III
RESTRICTED INVESTORS

SCHEDULE III
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EXHIBIT A
LOAN AMORTIZATION

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EXHIBIT B-1
Form of Notice of Borrowing
NOTICE OF BORROWING
[______________, __]
UMB BANK, NATIONAL ASSOCIATION,
as Administrative Agent
Attention:
Email:
UMB BANK, NATIONAL ASSOCIATION,
as Mortgagee
Attention:
Email:
[LENDER TO BE INSERTED]
Ladies and Gentlemen:
We refer to the Loan Agreement, dated as of September 26, 2025, among SUN COUNTRY, INC., as Borrower, UMB BANK, NATIONAL ASSOCIATION as Administrative Agent, UMB BANK, NATIONAL ASSOCIATION, as Mortgagee, and the Lenders from time to time party thereto (as amended or modified from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined). We hereby give you notice requesting the Loans pursuant to Section 1.2(a) of the Loan Agreement, and in that connection we set forth below the required information relating to the Loans (the “Proposed Loans”):
(1)    The Business Day the Proposed Loans shall be made is [    ].
(2)    The aggregate principal amount of the Proposed Loans is $[     ], with the Loan for each Aircraft being in an amount equal to $[ ].
(3)    The Aircraft related to the Proposed Loans are Boeing 737-900ER aircraft bearing manufacturer’s serial numbers [    ].
(4)    Section 1.2(b) of the Loan Agreement is incorporated herein by reference.

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Very truly yours, SUN COUNTRY, INC. By: Name: Title:

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EXHIBIT B-2
Form of Notice of Delayed Drawdown
NOTICE OF DELAYED DRAWDOWN
[______________, __]
UMB BANK, NATIONAL ASSOCIATION,
as Administrative Agent
Attention:
Email:
UMB BANK, NATIONAL ASSOCIATION,
as Mortgagee
Attention:
Email:
[LENDER TO BE INSERTED]
Ladies and Gentlemen:
We refer to the Loan Agreement, dated as of September 26, 2025, among SUN COUNTRY, INC., as Borrower, UMB BANK, NATIONAL ASSOCIATION as Administrative Agent, UMB BANK, NATIONAL ASSOCIATION, as Mortgagee, and the Lenders from time to time party thereto (as amended or modified from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined). We hereby give you notice requesting the Delayed Draw Loans pursuant to Section 1.2(d) of the Loan Agreement, and in that connection we set forth below the required information relating to the Delayed Draw Loans (the “Proposed Loans”):
(1)    The Business Day the Proposed Loans shall be made is [    ].
(2)    The aggregate principal amount of the Proposed Loans is $[     ], with the Delayed Draw Loan for each Aircraft being in an amount equal to $[ ].
(3)    Section 1.2(d) of the Loan Agreement is incorporated herein by reference.

Very truly yours, SUN COUNTRY, INC. By: Name: Title:

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EXHIBIT C
FORM OF TRANSFER SUPPLEMENT
Date     ,
Reference is made to the Loan Agreement described in Item 2 of Annex I hereto (as such Loan Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”). Unless defined in Annex I hereto, terms defined in the Loan Agreement are used herein as therein defined.     (the “Assignor”) and      (the “Assignee”) hereby agree as follows:
1.    The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Loan Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the “Assigned Share”). After giving effect to such sale and assignment, the amount of the outstanding Loan owing to the Assignee will be as set forth in Item 4 of Annex I hereto.
2.    The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or the other Transaction Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to the Transaction Documents or the performance or observance by any party to the Transaction Documents of any of their respective obligations under the Loan Agreement or the other Transaction Documents to which they are a party or any other instrument or document furnished pursuant thereto.
3.    The Assignee (i) confirms that it has received a copy of the Loan Agreement and the other Transaction Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (ii) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes each Agent to take such action as an agent on its behalf and to exercise such powers under the Loan Agreement and the other Transaction Documents as are delegated to such Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and (v) attaches the forms described in Section 5.3(c) of the Loan Agreement.

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4.    Following the execution of this Transfer Supplement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Mortgagee. This Transfer Supplement shall be effective, unless a later date is otherwise specified in Item 5 of Annex I hereto (the “Settlement Date”), upon the date upon which each of the following conditions shall have been satisfied: (i) each of the Assignor and Assignee shall have executed a copy hereof and delivered the same to the other party, (ii) receipt by the Assignee of such other documentation or fees specified on Item 9 of Annex I hereto.
5.    Upon the delivery of a fully executed original hereof to the Mortgagee, as of the Settlement Date of this Transfer Supplement, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Lender thereunder and under the other Transaction Documents and (ii) the Assignor shall, to the extent provided in this Transfer Supplement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Transaction Documents.
6.    It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the Loan at the rates specified in Item 6 of Annex I which are paid by the Borrower on and after the Settlement Date, such interest to be paid by the Mortgagee directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Mortgagee to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loan pursuant to the Loan Agreement which is outstanding on the Settlement Date, and which is being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Settlement Date directly between themselves.
7.    The Borrower is an intended third party beneficiary of, and may enforce, this Transfer Supplement.
8.    THIS TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
***

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Transfer Supplement, as of the date first above written, such execution also being made on Annex I hereto.

[NAME OF ASSIGNOR], as Assignor By: Title:
[NAME OF ASSIGNEE], as Assignee By: Title:
Acknowledged and Agreed: [ ] as Mortgagee By: Title:

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ANNEX FOR TRANSFER SUPPLEMENT
ANNEX I

1	Borrower: SUN COUNTRY, INC.
2	Name and Date of Loan Agreement:
Loan Agreement, dated as of September 26, 2025, among Sun Country, Inc., as Borrower,
UMB Bank, National Association, as Administrative Agent, UMB Bank, National Association, as Mortgagee, and the Lenders from time to time party thereto, as amended to the date hereof.

3	Date of Transfer Supplement:
4	Amounts (as of date of Item 3 above):
			Assigned Commitment Share	Outstanding Principal of Loan
	a.	Aggregate Amount for all Lenders	$______	$______
	b.	Assigned Share	%	%
	c.	Amount of Assigned Share	$______	$______
5	Settlement Date:
6	Rate of Interest to the Assignee:		As set forth in Section 2.1 of the Loan Agreement (unless otherwise agreed to by the Assignor and the Assignee)[1]
7	Notice and Lending Office:
1The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 2.1 of the Loan Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

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ASSIGNOR: Attention: Telephone: Telecopier:
ASSIGNEE: Attention: Telephone: Telecopier:
8	Payment Instructions:
ASSIGNOR: Attention: Reference:
ASSIGNEE: Attention: Reference:
9	Other Documents or Fees for Closing (if any):

Acknowledged and Agreed: [NAME OF ASSIGNEE] By: (Print Name and Title)	[NAME OF ASSIGNOR] By: (Print Name and Title)

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EXHIBIT D-1
Form of U.S. Certificate re: Non-Bank Status
CERTIFICATE RE NON-BANK STATUS
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of September 26, 2025, among SUN COUNTRY, INC, as Borrower, UMB BANK, NATIONAL ASSOCIATION, as Administrative Agent, UMB BANK, NATIONAL ASSOCIATION, as Mortgagee, and the Lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).
Pursuant to the provisions of Section 5.3(c) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s), (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Mortgagee and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or a lapse in time or change in circumstances renders any forms, certificates or other evidence obsolete or inaccurate in any material respect, the undersigned shall deliver to the Mortgagee for transmission to the Borrower such updated forms, certificates, or other evidence or promptly so inform the Borrower and the Mortgagee in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Mortgagee with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER] By: Name: Title:
Date:

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EXHIBIT D-2
Form of U.S. Certificate re: Non-Bank Status
CERTIFICATE RE NON-BANK STATUS
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of September 26, 2025, among SUN COUNTRY, INC, as Borrower, UMB BANK, NATIONAL ASSOCIATION, as Administrative Agent, UMB BANK, NATIONAL ASSOCIATION, as Mortgagee, and the Lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).
Pursuant to the provisions of Section 5.3(c) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or a lapse in time or change in circumstances renders any forms, certificates or other evidence obsolete or inaccurate in any material respect, the undersigned shall deliver to its Participating Lender such updated forms, certificates, or other evidence or promptly so inform such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT] By: Name: Title:
Date:

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EXHIBIT D-3
Form of U.S. Certificate re: Non-Bank Status
CERTIFICATE RE NON-BANK STATUS
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of September 26, 2025, among SUN COUNTRY, INC, as Borrower, UMB BANK, NATIONAL ASSOCIATION, as Administrative Agent, UMB BANK, NATIONAL ASSOCIATION, as Mortgagee, and the Lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).
Pursuant to the provisions of Section 5.3(c) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or a lapse in time or change in circumstances renders any forms, certificates or other evidence obsolete or inaccurate in any material respect, the undersigned shall deliver to its Participating Lender such updated forms, certificates, or other evidence or promptly so inform such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

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[NAME OF PARTICIPANT] By: Name: Title:
Date:

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EXHIBIT D-4
Form of U.S. Certificate re: Non-Bank Status
CERTIFICATE RE NON-BANK STATUS
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of September 26, 2025, among SUN COUNTRY, INC, as Borrower, UMB BANK, NATIONAL ASSOCIATION, as Administrative Agent, UMB BANK, NATIONAL ASSOCIATION, as Mortgagee, and the Lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).
Pursuant to the provisions of Section 5.3(c) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s), (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Mortgagee and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, or (ii) an IRS Form W- 8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or a lapse in time or change in circumstances renders any forms, certificates or other evidence obsolete or inaccurate in any material respect, the undersigned shall deliver to the Mortgagee for transmission to the Borrower such updated forms, certificates, or other evidence or promptly so inform the Borrower and the Mortgagee in writing of its inability to do so,, and (2) the undersigned shall have at all times furnished the Borrower and the Mortgagee with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

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[NAME OF LENDER] By: Name: Title:
Date:

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EXHIBIT E
FORM OF MORTGAGE

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